                                                                    EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                      MCI TELECOMMUNICATIONS CORPORATION

                                      AND

                          NATIONAL AUTO CENTER, INC.

                                CELLSTAR, LTD.

                                      AND

                             CELLSTAR CORPORATION



                                October 1, 1996


CONFIDENTIAL


                THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH BRACKETS ([ ]).

                               TABLE OF CONTENTS


ARTICLE 1 -- DEFINITIONS ................................................... 1

           1.1  "Acquired Assets" .......................................... 1
           1.2  "Accord" ................................................... 1
           1.3  "Activation Contracts" ..................................... 1
           1.4  "Advertising Allowance" .................................... 1
           1.5  "Affiliate" ................................................ 2
           1.6  "Assets Determination" ..................................... 2
           1.7  "Assumed Liabilities" ...................................... 2
           1.8  "AT&T Contract" ............................................ 2
           1.9  "AT&T Locations" ........................................... 2
           1.10  "Best Efforts" ............................................ 2
           1.11  "Bill of Sale" ............................................ 2
           1.12  "Book Value" .............................................. 2
           1.13  "Business" ................................................ 2
           1.14  "Business Employees" ...................................... 2
           1.15  "Business Intellectual Property Rights" ................... 2
           1.16  "Code" .................................................... 2
           1.17  [REDACTED] ................................................ 2
           1.18  "Contracts" ............................................... 3
           1.19  "Closing" ................................................. 3
           1.20  "Closing Date" ............................................ 3
           1.21  "Closing Amount" .......................................... 3
           1.22  "Confidential Information" ................................ 3
           1.23  "Consents" ................................................ 3
           1.24  "Distribution Agreement" .................................. 3
           1.25  "Employees" ............................................... 3
           1.26  "Employment Loss" ......................................... 3
           1.27  "Encumbrance" ............................................. 3
           1.28  "Environment" ............................................. 3
           1.29  "Environmental, Health, and Safety Laws" .................. 4
           1.30  "ERISA" ................................................... 4
           1.31  "ERISA Plans" ............................................. 4
           1.32  "Exchange Act" ............................................ 4
           1.33  "Excluded Assets" ......................................... 4
           1.34  "Excluded Agreements" ..................................... 4
           1.35  "Facilities" .............................................. 4
           1.36  "Final Statement" ......................................... 4
           1.37  "Financial Statements" .................................... 4
           1.38  "Fixed Assets" ............................................ 4
           1.39  "GAAP" .................................................... 4

CONFIDENTIAL                           i

--------------------------

Brackets ([/]) indicate cofidential portions omitted and filed separately with the Commission.

           1.40  "Governmental Approvals" .................................. 4
           1.41  "Governmental Authority" .................................. 4
           1.42  "Hazardous Activity" ...................................... 5
           1.43  "Hazardous Materials" ..................................... 5
           1.44  "Intellectual Property" ................................... 5
           1.45  "Interim Services Agreement" .............................. 6
           1.46  "Interim Balance Sheets" .................................. 6
           1.47  "Interim Financial Statements" ............................ 6
           1.48  "Inventory Determination" ................................. 6
           1.49  "Inventory" ............................................... 6
           1.50  "Leased Real Property" .................................... 6
           1.51  "Legal Proceeding" ........................................ 6
           1.52  "Liability" ............................................... 6
           1.53  "Lien" .................................................... 6
           1.54  "Material Adverse Effect" ................................. 6
           1.56  "Non-Competition Agreement" ............................... 6
           1.57  "November Balance Sheets" ................................. 7
           1.59  "Ordinary Course of Business" ............................. 7
           1.60  "Paid Time Off" ........................................... 7
           1.61  "Permits" ................................................. 7
           1.62  "Permitted Liens" ......................................... 7
           1.63  "Person" .................................................. 7
           1.64  "Plans" ................................................... 7
           1.65  "POS System" .............................................. 7
           1.66  "Purchased Contracts" ..................................... 7
           1.67  "Purchase Price" .......................................... 7
           1.68  "Preliminary Statement" ................................... 7
           1.69  "primarily in connection with the Business" ............... 7
           1.70  "Release" ................................................. 8
           1.71  "Sam's Club Agreement" .................................... 8
           1.72  "Sam's Club Locations" .................................... 8
           1.73  "Sublease Agreement" ...................................... 8
           1.74  "Subsidiary" .............................................. 8
           1.75  "Taxes" or "Tax" .......................................... 8
           1.76  "Tax Return" .............................................. 8
           1.77  "Threat of Release" ....................................... 8
           1.78  "Trade Secrets" ........................................... 8

ARTICLE 2 -- PURCHASE AND SALE OF ACQUIRED ASSETS .......................... 9

           2.1  Purchase and Sale of Acquired Assets ....................... 9
                ------------------------------------
           2.2  Acquired Assets ............................................ 9
                ---------------
           2.3  Inventory ................................................. 11
                ---------
           2.4  Excluded Assets ........................................... 11
                ---------------

CONFIDENTIAL                           ii

           2.5 Assumption of Assumed Liabilities ........................ 12
               ---------------------------------
           2.6 Excluded Liabilities ..................................... 12
               --------------------

ARTICLE 3 -- THE CLOSING ................................................ 13

           3.1 The Closing .............................................. 13
               -----------
           3.2 Deliveries at the Closing ................................ 13
               -------------------------
           3.3 Purchase Price ........................................... 14
               --------------
           3.4 Allocation of Purchase Price ............................. 14
               ----------------------------
           3.5 Prorations ............................................... 14
               ----------
           3.6 Closing Adjustment ....................................... 15
               ------------------
           3.7 Adjustment to Purchase Price ............................. 15
               ----------------------------
           3.8 Post Closing Payments .................................... 16
               ---------------------

ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES OF THE SELLERS .............. 16

           4.1 Organization of the Seller; No Subsidiaries .............. 16
               -------------------------------------------
           4.2 Authorization of Transaction ............................. 17
               ----------------------------
           4.3 Noncontravention ......................................... 17
               ----------------
           4.4 Governmental and Third Party Consents .................... 18
               -------------------------------------
           4.5 Good Title Conveyed; Binding Obligations; Etc. ........... 18
               ----------------------------------------------
           4.6 Financial Statements ..................................... 19
               --------------------
           4.7 Undisclosed Liabilities .................................. 19
               -----------------------
           4.8 Legal Compliance; Litigation ............................. 20
               ----------------------------
           4.9 Permits .................................................. 20
               -------
           4.10 Tax Matters ............................................. 20
                -----------
           4.11 Condition of Acquired Assets ............................ 21
                ----------------------------
           4.12 Business Intellectual Property Rights ................... 21
                -------------------------------------
           4.13 Real Property ........................................... 22
                -------------
           4.14 Inventory ............................................... 23
                ---------
           4.15 Contracts ............................................... 23
                ---------
           4.16 Insurance ............................................... 24
                ---------
           4.17 Employee Benefits ....................................... 24
                -----------------
           4.18 Employee Salaries ....................................... 26
                -----------------
           4.19 Employee Relations and Labor Matters .................... 26
                ------------------------------------
           4.20 Environment, Health and Safety .......................... 27
                ------------------------------
           4.21 Affiliate Transactions .................................. 27
                ----------------------
           4.22 Entire Business ......................................... 27
                ---------------
           4.23 Absence of Certain Changes or Events .................... 28
                ------------------------------------
           4.24 Ability to Pay Debts .................................... 28
                --------------------
           4.25 Customers and Suppliers ................................. 28
                -----------------------
           4.26 Furniture, Fixtures, Equipment, etc. .................... 29
                ------------------------------------
           4.27 WARN Act ................................................ 29
                --------
           4.28 Brokers' Fees ........................................... 29
                -------------
           4.29 Disclosure .............................................. 29
                ----------

CONFIDENTIAL                          iii

ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF THE BUYER .................. 29

           5.1   Organization of the Buyer ................................ 29
                 -------------------------
           5.2   Authorization of Transaction ............................. 29
                 ----------------------------
           5.3   Noncontravention ......................................... 30
                 ----------------
           5.4   Governmental Consents .................................... 30
                 ---------------------
           5.5   Brokers' Fees ............................................ 30
                 -------------

ARTICLE 6 -- COVENANTS OF THE PARTIES ..................................... 31

           6.1   General................................................... 31
                 -------
           6.2   Expenses ................................................. 31
                 --------
           6.3   Public Announcements ..................................... 31
                 --------------------
           6.4   Cooperation; Further Assurances .......................... 31
                 -------------------------------
           6.5   Consents, Filings and Approvals .......................... 31
                 -------------------------------
           6.6   Accuracy of Representations .............................. 32
                 ---------------------------
           6.7   Notification of Certain Matters .......................... 32
                 -------------------------------
           6.8   Hart-Scott-Rodino......................................... 32
                 -----------------
           6.9   Disclosure of Confidential Information ................... 33
                 --------------------------------------
           6.10  Retention of Records ..................................... 33
                 --------------------
           6.11  Return of Inventory....................................... 34
                 -------------------
           6.12  Employment Matters........................................ 34
                 ------------------

ARTICLE 7 -- COVENANTS OF THE SELLERS ..................................... 35

           7.1   Conduct of Business ...................................... 35
                 -------------------
           7.2   Access and Information ................................... 36
                 ----------------------
           7.3   Supplemental Disclosure .................................. 36
                 -----------------------
           7.4   Exclusivity .............................................. 36
                 -----------
           7.5   Discharge of Liabilities ................................. 36
                 ------------------------
           7.6   Employee Benefits ........................................ 37
                 -----------------
           7.7   Noncompetition ........................................... 38
                 --------------
           7.8   Tax Matters. ............................................. 38
                 -----------
           7.9   Inventory. ............................................... 38
                 ---------

ARTICLE 8 -- CONDITIONS TO OBLIGATIONS OF THE BUYER TO CLOSE .............. 38

           8.1   Representations and Warranties ........................... 38
                 ------------------------------
           8.2   Compliance with Agreement ................................ 38
                 -------------------------
           8.3   Officers' Certificates ................................... 39
                 ----------------------
           8.4   Absence of Litigation; No Violation of Statutes, etc ..... 39
                 ----------------------------------------------------
           8.5   Approval by the Board of Directors of the Sellers ........ 39
                 -------------------------------------------------
           8.6   Governmental Approvals and Third Party Consents .......... 39
                 -----------------------------------------------
           8.7   Other Agreements ......................................... 39
                 ----------------
           8.8   Opinion of Counsel ....................................... 40
                 ------------------
           8.9   Release of Liens ......................................... 40
                 ----------------

CONFIDENTIAL                          iv

           8.10  Activation Contracts ..................................... 40
                 --------------------
           8.11  Employment Matters. ...................................... 40
                 ------------------

ARTICLE 9 -- CONDITIONS TO OBLIGATIONS OF THE SELLERS TO CLOSE ............ 40

           9.1  Representations and Warranties ............................ 41
                ------------------------------
           9.2  Compliance with Agreement ................................. 41
                -------------------------
           9.3  Officer's Certificates .................................... 41
                ----------------------
           9.4  Absence of Litigation; No Violation of Statutes, etc. ..... 41
                -----------------------------------------------------
           9.5  Approval by the Board of Directors of the Buyer. .......... 41
                -----------------------------------------------
           9.6  Governmental Approvals and Third Party Consents ........... 41
                -----------------------------------------------
           9.7  Other Agreements. ......................................... 41
                ----------------
           9.8  Payment of the Purchase Price ............................. 42
                -----------------------------

ARTICLE 10 -- INDEMNIFICATION ............................................. 42

           10.1  Indemnification .......................................... 42
                 ---------------
           10.2  Procedure ................................................ 44
                 ---------
           10.3  Third Party Claims ....................................... 44
                 ------------------
ARTICLE 11 -- TERMINATION ................................................. 45

           11.1  Termination .............................................. 46
                 -----------
           11.2  Effect of Termination .................................... 46
                 ---------------------
           11.3  Survival. ................................................ 46
                 --------
ARTICLE 12 -- MISCELLANEOUS ............................................... 47

           12.1  Arbitration .............................................. 47
                 -----------
           12.2  Notices .................................................. 47
                 -------
           12.3  Entire Agreement ......................................... 48
                 ----------------
           12.4  Expenses ................................................. 48
                 --------
           12.5  Waiver ................................................... 48
                 ------
           12.6  Amendment ................................................ 48
                 ---------
           12.7  No Third Party Beneficiary ............................... 48
                 --------------------------
           12.8  No Assignment, Binding Effect ............................ 49
                 -----------------------------
           12.9  Headings ................................................. 49
                 --------
           12.10  Schedules, Exhibits and Other Agreements ................ 49
                  ----------------------------------------
           12.11  Severability ............................................ 49
                  ------------
           12.12  Governing Law ........................................... 49
                  -------------
           12.13  Counterparts ............................................ 49
                  ------------
           12.14  Specific Performance .................................... 49
                  --------------------
           12.15  Construction of Certain Terms and Phrases ............... 49
                  -----------------------------------------
           12.16  Bulk Sales Laws ......................................... 50
                  ---------------

CONFIDENTIAL                           v

EXHIBITS:
---------
     Exhibit A     Form of Bill of Sale
     Exhibit B     Allocation of Purchase Price
     Exhibit C     Form of Non-Competition Agreements
     Exhibit D     Form of Sublease Agreement
     Exhibit E     Form of Assignment and Assumption Agreement
     Exhibit F     Form of Opinion of the Sellers' General Counsel

SCHEDULES:
----------
     Schedule 1.25      Non-Employees
     Schedule 1.72      Sam's Club Locations
     Schedule 2.1       Locations not being sold
     Schedule 2.2(A)    Fixed Assets
     Schedule 2.2(B)    Material Business Intellectual Property Rights
     Schedule 2.2(C)    Purchased Contracts
     Schedule 2.2(G)    Sam's Club Certificates
     Schedule 2.2(H)    Other Assets and properties of the Sellers
     Schedule 2.3       Inventory
     Schedule 2.4(H)    Excluded Intellectual Property Assets
     Schedule 2.5(A)    Paid Time Off
     Schedule 4.4       Consents and Waivers
     Schedule 4.5       Liens and Encumbrances
     Schedule 4.6(A)    Financial Statements
     Schedule 4.6(B)    Interim Financial Statements
     Schedule 4.7       Undisclosed Liability
     Schedule 4.8       Legal Proceedings
     Schedule 4.9       Permits
     Schedule 4.10      Tax Matters
     Schedule 4.11      Potential Defects
     Schedule 4.12      Business Intellectual Property Rights Exceptions
     Schedule 4.13      Leased Real Property
     Schedule 4.15      Material Contracts and Agreements
     Schedule 4.16      Insurance Policies
     Schedule 4.17      Employee Benefit Plans
     Schedule 4.18      Employee Information
     Schedule 4.19      Employee Relations and Labor Matters
     Schedule 4.21      Affiliate Transactions
     Schedule 4.27      WARN Act
     Schedule 5.4       Governmental Consents
     Schedule 7.1       Amendment to Benefits Plan


CONFIDENTIAL                          vi

[The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.]

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 1st day of October, 1996, by and between MCI TELECOMMUNICATIONS CORPORATION, a Delaware corporation (the "Buyer"), and NATIONAL AUTO CENTER, INC., a Texas corporation ("NAC"), CELLSTAR, LTD., a Texas limited partnership of which NAC is the sole general partner (the "Partnership") and CELLSTAR CORPORATION, a Delaware corporation (the "Parent"), which directly and indirectly owns all the equity and voting interests in the Partnership. NAC, the Partnership and the Parent are sometimes hereinafter referred to as the "Sellers" and individually as a "Seller". The Buyer and the Sellers are sometimes herein after referred to collectively herein as the "Parties."

                             W I T N E S S E T H:

     WHEREAS, the Parties have entered into that certain Letter of Intent, dated August 6, 1996, relating to the sale of certain assets held by the Sellers to the Buyer;

     WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Sellers desire to sell and the Buyer desires to purchase certain of the assets of the Sellers relating to the Business (as defined herein) as set forth specifically herein; and

     WHEREAS, the Parties desire to enter into certain other agreements and arrangements in connection with the purchase of such assets.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:


                           ARTICLE 1 -- DEFINITIONS

     The following capitalized terms shall have the meanings set forth below.

     1.1  "Acquired Assets" shall have the meaning set forth in
Section 2.2 below.

     1.2  "Accord" shall have the meaning set forth in Section 6.5.(B) below.

     1.3  "Activation Contracts" shall have the meaning set forth in
Section 2.2 below.

     1.4  "Advertising Allowance" shall have the meaning set forth in
Section 2.2.(G) below.


CONFIDENTIAL

     1.5 "Affiliate" shall mean, with respect to a particular Person, another Person or entity, that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the particular Person. For purposes hereof, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     1.6   "Assets Determination" shall have the meaning set forth in
Section 3.6 below.

     1.7   "Assumed Liabilities" shall have the meaning set forth in
Section 2.5 below.

     1.8 "AT&T Contract" shall have the meaning set forth in Section 8.10 below.

     1.9 "AT&T Locations" shall have the meaning set forth in Section 8.10 below.

     1.10 "Best Efforts" means the reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     1.11  "Bill of Sale" shall have the meaning set forth in Section 2.2 below.

     1.12 "Book Value" of the Fixed Assets, other than the kiosks, shall mean the book value computed in accordance with GAAP, and the "Book Value" of the kiosks shall mean the book value of the kiosks computed in accordance with GAAP before reductions for payments made by cellular companies or others.

     1.13 "Business" means the business of the Sellers at kiosks located within the Sam's Club Locations located within the continental United States, Alaska and Hawaii, relating to the retail sale of wireless communications equipment, including but not limited to, cellular telephone equipment and accessories, and the sale and activation of wireless telephone services, but specifically excluding Seller's paging business and customer base.

     1.14 "Business Employees" shall have the meaning set forth in Section 8.11 below.

     1.15 "Business Intellectual Property Rights" shall have the meaning set forth in Section 2.2.(B) below.

     1.16 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.17  [REDACTED]


CONFIDENTIAL                           2

-------------------------

Brackets ([/]) indicate confidential portions omitted and filed separately with the Commission.

     1.18  "Contracts" shall have the meaning set forth in Section 4.15 below.

     1.19  "Closing" shall have the meaning set forth in Section 3.1 below.

     1.20  "Closing Date" shall have the meaning set forth in Section 3.1 below.

     1.21 "Closing Amount" shall have the meaning set forth in Section 3.3 below.

     1.22 "Confidential Information" shall mean collectively, (i) any and all "Confidential Information" exchanged by the Parties pursuant to the Confidential Disclosure Agreement, dated February 23, 1996, between Parent and MCI Communications Corporation, as such term is defined therein; and (ii) all information relating to or concerning the Business, the Acquired Assets or the Inventory or otherwise disclosed by the Parties in connection with the transactions contemplated by this Agreement (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), and that should reasonably have been understood by the receiving party, because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the disclosing party or its Affiliates or to a third party. Confidential Information may be disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means.

     1.23  "Consents" shall have the meaning set forth in Section 6.5.(A) below.

     1.24 "Distribution Agreement" shall have the meaning set forth in Section 8.7.(A) below.

     1.25 "Employees" shall mean the full time and part time employees of the Sellers' whose primary work responsibilities relate to the operations of the Business, but not including those employees of the Sellers included on
Schedule 1.25.
-------------

     1.26 "Employment Loss" means (a) an employment termination, other than a discharge for cause, voluntary departure, or retirement, (b) a layoff exceeding six (6) months or (c) a reduction in hours of work of more than fifty percent (50%).

     1.27 "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     1.28 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.



CONFIDENTIAL                           3

     1.29 "Environmental, Health, and Safety Laws" means all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to conditions, emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     1.30  "ERISA" shall have the meaning set forth in Section 4.17.(A) below.

     1.31 "ERISA Plans" shall have the meaning set forth in Section 4.17.(A) below.

     1.32 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.33 "Excluded Assets" shall have the meaning set forth in Section 2.4 below.

     1.34 "Excluded Agreements" shall have the meaning set forth in Section 2.4.(F) below.

     1.35 "Facilities" mean any real property, leaseholds, or other interests currently owned or operated by the Sellers and used primarily in connection with the Business and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by the Sellers and used primarily in connection with the Business.

     1.36 "Final Statement" shall have the meaning set forth in Section 3.6 below.

     1.37 "Financial Statements" shall have the meaning set forth in Section 4.6.(A) below.

     1.38 "Fixed Assets" shall have the meaning set forth in Section 2.2.(A) below.

     1.39 "GAAP" means generally accepted United States accounting principles as they may be modified from time to time.

     1.40  "Governmental Approvals" shall have the meaning set forth in Section
6.5 below.

     1.41  "Governmental Authority" means any:

           (A) nation, state, county, city, town, village, district or other jurisdiction of any nature;

           (B)  federal, state, local municipal or other government;


CONFIDENTIAL                           4

           (C) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

           (D)  multi-national organization or body; or

           (E) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     1.42 "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Business.

     1.43 "Hazardous Materials" mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental, Health and Safety Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     1.44  "Intellectual Property" means:

           (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

           (B) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

           (C) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

           (D) all mask works and all applications, registrations, and renewals in connection therewith;

           (E) all trade secrets and confidential business information (including, but not limited to, ideas, research and development, know-how, formulas, patterns, devices, compilations, methods, compositions, manufacturing and production processes and techniques, technical


CONFIDENTIAL                           5
data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans, studies, proposals and data)(collectively, the "Trade Secrets");

           (F) all computer and other software (including data and related documentation);

           (G)  all other proprietary rights; and

           (H) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

     1.45  "Interim Services Agreement" shall have the meaning set forth in
Section 8.7.(E) below.

     1.46  "Interim Balance Sheets" shall have the meaning set forth in Section
4.7 below.

     1.47  "Interim Financial Statements" shall have the meaning set forth in
Section 4.6.(B) below.

     1.48  "Inventory Determination" shall have the meaning set forth in Section
3.6 below.

     1.49  "Inventory" shall have the meaning set forth in Section 2.3 below.

     1.50  "Leased Real Property" shall have the meaning set forth in Section
4.13 below.

     1.51 "Legal Proceeding" means any action, suit, proceeding, hearing, investigation, charge, complaint, demand or notice.

     1.52 "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     1.53 "Lien" shall mean any mortgage, chattel mortgage, conditional sales contract, pledge, lien, charge, encumbrance, restriction, option, lease, license, easement, or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

     1.54 "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the assets, properties, financial or other condition, operations, or results of operations of the Business.

     1.55 "Microstep POS" means the point-of-sale system developed by the Sellers and Larry R. Pettit, P.C. and used in the Business.

     1.56  "Non-Competition Agreement" shall have the meaning set forth in
Section 7.7 below.



CONFIDENTIAL                           6

     1.57 "November Balance Sheets" shall have the meaning set forth in Section 4.6.(A) below.

     1.58 "Option Agreement" shall have the meaning set forth in Section 8.10 below.

     1.59 "Ordinary Course of Business" shall have the following meaning: an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

           (A) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

           (B) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

           (C) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     1.60 "Paid Time Off" shall have the meaning set forth in Section 2.5.(A) below.

     1.61  "Permits" shall have the meaning set forth in Section 4.9 below.

     1.62 "Permitted Liens" means Liens that do not individually or in the aggregate materially impair the value or use of the asset to which they relate or the operation of the Business.

     1.63 "Person" means an individual, a general or limited partnership, a corporation, an association, a joint stock company, a limited liability company, an estate, a labor union, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     1.64  "Plans" shall have the meaning set forth in Section 4.17.(A) below.

     1.65 "POS System" means retail point-of-sale system developed by the Sellers and Progress as developed through the Closing Date.

     1.66 "Purchased Contracts" shall have the meaning set forth in Section 2.2.(C) below.

     1.67 "Purchase Price" shall have the meaning set forth in Section 3.3 below.

     1.68  "Preliminary Statement" shall have the meaning set forth in Section
3.5 below.

     1.69 "primarily in connection with the Business" and "primarily used in connection with the Business" shall mean (i) with respect to an item or service, those items or services whose primary use


CONFIDENTIAL                           7

(i.e. 80% or greater use) relates to the Business, or (ii) with respect to an individual, those individuals whose primary work responsibilities (i.e. 80% or greater) relate to the Business.

     1.70 "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     1.71 "Sam's Club Agreement" shall have the meaning set forth in Section 8.7.(C) below.

     1.72 "Sam's Club Locations" shall mean the stores of Wal-Mart Stores, Inc. d/b/a "Sam's Club" in which the Sellers currently are conducting the Business and which are set forth on Schedule 1.72.
                           --------------

     1.73 "Sublease Agreement" shall have the meaning set forth in Section 8.7.(D) below.

     1.74 "Subsidiary" means any corporation, association, partnership, limited liability company, joint venture or other business entity with respect to which a specified Person (through or with one or more subsidiaries of such Person) owns or otherwise controls, either directly or indirectly, a majority of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, members, or general partners, as the case may be.

     1.75 "Taxes" or "Tax" are defined to include all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, withholding, payroll, employment, workers' compensation, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, environmental (including taxes under Code Section 59A), customs duties, social security (or similar), unemployment, disability, registration, value added, alternative or add-on minimum, estimated payments, estimated taxes, or other taxes, fees, levies, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts imposed by the United States or any other jurisdiction in which the Seller conducts activities or is subject to taxing jurisdiction, and any state, province, county, local or other government, taxing authority, or subdivision thereof.

     1.76 "Tax Return" means any return, report, information return, declaration, statement or other document (including any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on the Seller) or the administration of any law, regulations or administrative requirements relating to any Tax.

     1.77 "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     1.78 "Trade Secrets" shall have the meaning set forth in Section 1.44 above.


CONFIDENTIAL                           8

               ARTICLE 2 -- PURCHASE AND SALE OF ACQUIRED ASSETS

     2.1  Purchase and Sale of Acquired Assets.  Subject to the terms and
          ------------------------------------
conditions of this Agreement, at the Closing (as hereinafter defined) the Sellers shall sell, transfer, convey, assign and deliver to the Buyer and the Buyer shall purchase, acquire and accept from the Sellers all of the Acquired Assets (as hereinafter defined), other than the Inventory (as herein defined) and the Fixed Assets related to the Sam's Club Locations set forth in Schedule
                                                                      --------
2.1, which schedule shall be prepared by the Buyer at least five days prior to
---
the Closing provided for in Section 3.1 for the considerations specified below in Section 3.3.

     2.2  Acquired Assets.  Subject to Section 2.4 hereof respecting Excluded
          ---------------
Assets (which shall not be Acquired Assets), the "Acquired Assets" shall mean any and all of the rights, properties, assets, claims, and contracts of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, and wherever located, of the Sellers which are used primarily in the Business, including but not limited to the following to the extent used primarily in the Business:

           (A) all tangible personal property (whether owned, or for which there are rights under any lease or other arrangement), including without limitation, all machinery, computer and other equipment and furniture, including, without limitation, the tangible personal property related to the Microstep POS System and those described on Schedule 2.2(A)
                                                     ---------------
     (collectively, the "Fixed Assets");


           (B) all Intellectual Property, as to which any Seller has any right, title or interest (including any rights under franchises, licenses, sublicenses, contracts, agreements), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including, without limitation, those described on Schedule 2.2(B)
                                                       ---------------
     (collectively, the "Business Intellectual Property Rights");

           (C) all agreements, commitments, undertakings, contracts, indentures, mortgages, instruments, Liens, Encumbrances, guaranties, or other similar arrangements whether oral or written, identified on
     Schedule 2.2(C) and all rights thereunder (collectively, the "Purchased
     ---------------
     Contracts");

           (D) all claims and rights of every kind relating to the Acquired Assets, including without limitation, deposits, prepayments, refunds, all causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes for periods following the Closing);

           (E) to the extent transferable, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from any federal, state, local


CONFIDENTIAL                           9
     or foreign governmental entity, authority, department, commissioner, board, bureau, agency court or instrumentality;

           (F) except for information that is subject to the attorney-client work privilege, all operating data and business records, including without limitation, all books, records, ledgers, files, documents, correspondence, cost and pricing information for customers of the Business, business plans, reference catalogs, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials to the extent transferable, studies, reports, and other printed or written materials;

           (G) the Sam's Club gift certificates that do not have expiration dates, a recent listing of which are set forth on Schedule 2.2(G)
                                                       ---------------
     (collectively, the "Advertising Allowance");

           (H)  All other assets and properties of the Sellers identified on
     Schedule 2.2(H) hereto; and
     ---------------

           (I) A license to use "Communication Center" and "Communications Center Affiliates" in stylized version during the term of the Interim Services Agreement.

     The Sellers will assign and transfer to the Buyer all of the Sellers' right, title and interest in and to the Acquired Assets by delivery of (i) a bill of sale in substantially the form set forth as Exhibit A hereto (the "Bill
                                                    ---------
of Sale"), duly executed by the Sellers, and (ii) such other good and sufficient instruments of conveyance, assignment and transfer, as may reasonably be requested by the Buyer, as shall be effective to vest in the Buyer all of the Sellers' right, title and interest in, to and under the Acquired Assets (the "General Conveyance").

     To the extent that any material contract or license identified in Section
2.2 above is not assignable without the consent of a third party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Sellers and the Buyer shall use their Best Efforts to obtain the consent of such other party to the assignment of any such contract or license to the Buyer in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, the Buyer shall cooperate with the Sellers in concluding any other mutually agreeable arrangement (including, without limitation, entering into sub-contracting) designed to allow the Buyer, or the Sellers on the Buyer's account, to offer cellular services in all of the Sam's Club Locations (collectively with the Purchased Contracts that are assigned to the Buyer, the "Activation Contracts").

     Without limitation as to the preceding paragraph, the Parties shall use their Best Efforts to enter into, and shall cooperate with each other in good faith in entering into, appropriate, reasonable transitional arrangements, on terms mutually agreeable, with respect to any contract or license to which a Seller is a party and which is utilized in the conduct of the Business and which is not, by its terms, assignable (in whole or in part) by the Sellers or under which Sellers may not assign its


CONFIDENTIAL                          10
obligations or delegate its duties. In connection with any such transitional arrangement, the Buyer shall cooperate with the Sellers in good faith, in seeking to have Sellers released from its obligations under any such contract or license.

     2.3  Inventory.  "Inventory" shall mean all inventories present in the
          ---------
Sam's Club Locations and used in connection with, or relating to the conduct of, the Business on the Closing Date, including without limitation, finished goods and goods in transit from the Sellers to the Sam's Club Locations used or intended for use or held for sale, but excluding the Seller's inventory of non-PageNet pagers. Schedule 2.3 lists of all of the Sellers' inventory used in
                 ------------
connection with, or relating to the conduct of, the Business as of July 31, 1996. The Sellers will assign and transfer to Buyer all of Sellers' right, title and interest in and to the Inventory by delivery of a Bill of Sale.

     2.4  Excluded Assets.  Notwithstanding anything contained in Section 2.2 to
          ---------------
the contrary, the Acquired Assets shall not include any of the following (the "Excluded Assets"):

           (A) All of the Sellers' cash on hand or on deposit as of the Closing Date;

           (B) The Sellers' corporate books and records, including the corporate charter and bylaws, qualifications to conduct business as a foreign corporation, corporate seals, minute books, stock transfer books, and other documents relating to the organization, maintenance, and existence of the Sellers as corporations and a limited partnership, respectively;

           (C) Any and all employment agreements, contracts or other understandings, whether written or oral, to which Sellers are a party, relating to employment by the Sellers of any Person;

           (D) Any loss, liability, cost or expense related to the Sellers' failure to pay or discharge any claims or creditors that could be asserted against the Buyer in connection with the bulk sales laws of the applicable jurisdictions;

           (E) All accounts receivable, other than the Advertising Allowance, and notes, and other receivables and any security arrangements and collateral securing the repayment or other satisfaction of such accounts receivable and notes, and other receivables;

           (F) All agreements, commitments, contracts or similar arrangements and all rights thereunder, of the Sellers (i) related solely to the paging business, (ii) not included in the Purchased Contracts and (iii) not otherwise provided for herein, including, but not limited to, all agreements, commitments, contracts or similar arrangements and all rights thereunder primarily related to the Seller's paging customers (the "Excluded Agreements");

           (G) Customer lists, credit information, the Sellers' accounting records and supplier pricing information; and


CONFIDENTIAL                          11

           (H) All assets, property, rights and claims of the Sellers (i) related solely to the paging business, except for the PageNet pagers included in the Inventory, (ii) not included in the Acquired Assets or the Inventory and (iii) not otherwise provided for herein, including, but not limited to, the Seller's paging customers and the excluded intellectual property assets set forth on Schedule 2.4(H) hereto; provided, however,
                                  ---------------         --------  -------
     that nothing in this Agreement shall preclude the Buyer from using any generic, descriptive or disclaimed term contained in the trademarks listed in Schedule 2.2(B) or Schedule 2.4(H), except for the trademarks listed
        ---------------    ---------------
     therein in their entireties.

     2.5  Assumption of Assumed Liabilities.  Subject to Section 2.6 below and
          ---------------------------------
the terms and conditions of this Agreement, upon the transfer of the Acquired Assets at the Closing, the Buyer agrees to assume the Assumed Liabilities (as hereinafter defined), but only those and no others. The Liabilities of the Sellers to be transferred and assumed by the Buyer (the "Assumed Liabilities") shall mean and consist solely of certain Liabilities of the Seller relating to the Acquired Assets, which are strictly limited to:

           (A) the actual costs incurred by the Sellers for the payment of the paid time off of the Employees (as hereinafter defined) on the Closing Date (the "Paid Time Off"), estimates of which amounts are set forth on Schedule
                                                                        --------
     2.5(A); provided, however, that the Buyer shall not be obligated to
     ------  --------  -------
     reimburse the Sellers for more than an aggregate of Three Hundred Thousand Dollars ($300,000) in Paid Time Off; provided, further that the Sellers
                                          --------  -------
     shall reimburse the Buyer for any payments made to Employees, pursuant to this Section 2.5(A), who are reemployed by the Seller's within six (6) months of the Closing Date; and

           (B) all Liabilities and obligations of the Sellers arising from and after the Closing Date under the Activation Contracts or otherwise related to the operation of the Business or the ownership of the Acquired Assets, but only to the extent such Liabilities and obligations do not relate to any default or breach which has occurred on or prior to the Closing Date.

     2.6  Excluded Liabilities.  Except as expressly set forth in Section 2.5
          ---------------------
hereof, the Buyer does not assume and shall not be deemed to have assumed or be responsible for any Liabilities of the Sellers. Without limiting the foregoing in any manner, the Assumed Liabilities do not include any of the following Liabilities and obligations of the Sellers, and the Sellers will promptly pay and perform and hold the Buyer harmless from and against:

           (A)  any Liability or obligation relating to the Excluded Assets;

           (B) any Liability or obligation of the Sellers or any of their Affiliates in respect of any Taxes or any reporting requirement or estimated Tax payable with respect thereto relating to events or transactions occurring on or prior to the Closing Date, or any Liability for any property taxes for the tax year that includes the Closing Date, involving the Sellers or any of their Affiliates, the Business or the Acquired Assets, the transactions contemplated hereby,


CONFIDENTIAL                          12
     in whole or in part, or relating to the inclusion of any Affiliate of the Seller in a consolidated tax group or tax sharing arrangement with the Sellers or their Affiliates;

           (C) any Liability, claim or obligation relating to any Legal Proceeding arising from or relating to the Business, the Acquired Assets, the Inventory or other events or conditions occurring or existing prior to or on the Closing Date (including any warranty claim);

           (D) any Liability to any Employee or independent contractor or subcontractor of the Sellers or any other Person for termination pay or pension or other obligation in connection with the transactions that are the subject of this Agreement or otherwise, or for termination pay or pension or other obligations to former Employees or independent contractors or subcontractors of the Sellers or any other Person or otherwise pertaining to the Acquired Assets and attributable to employment or services provided prior to the Closing;

           (E) any Liability of Sellers for accounts payable due or owed by the Sellers or any of their respective Affiliates;

           (F) any Liability relating to the Excluded Agreements or the operations of the Sellers not strictly relating to the operation of the Business.



                           ARTICLE 3 -- THE CLOSING

     3.1  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Sellers located at 1730 Briercroft Court, Carrollton Texas, commencing at 10:00 a.m. (Dallas, Texas time) on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"). The Closing shall be deemed to have occurred at 11:59 p.m. (Dallas, Texas time) on the Closing Date.

     3.2  Deliveries at the Closing.  At the Closing: (i) the Sellers will
          -------------------------
deliver to the Buyer the various certificates, instruments, and documents referred to in Article 8; (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Article 9 below; (iii) the Sellers will execute, acknowledge (if appropriate), and deliver to the Buyer any and all assignments (including contracts, real property and Intellectual Property transfer documents) and such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request; and (iv) the Buyer will deliver to the Sellers the consideration specified in
Section 3.3.


CONFIDENTIAL                          13

     3.3  Purchase Price.  Subject to the adjustments described in Sections 3.5,
          --------------
3.6 and 3.7, the Buyer agrees to pay to the Sellers the aggregate amount equal to Seventeen Million Two Hundred Forty-One Thousand Six Dollars ($17,241,006) of which (i) Eight Million Eighty-Four Thousand Nine Hundred Seven Dollars ($8,084,907) shall be paid for the Acquired Assets, other than the Advertising Allowance, and the non-competition agreement contained in Section 7.7 hereof,
(ii) Eight Million Seven Hundred Thirteen Thousand Five Hundred Sixty-Seven Dollars ($8,713,567) shall be paid for the Inventory, (iii) Three Hundred Thousand Dollars ($300,000) shall be paid for Paid Time Off, and (iv) One Hundred Forty-Two Thousand Five Hundred Thirty-Two Dollars ($142,532) will be paid for the Advertising Allowance (collectively, the "Purchase Price"). On the Closing Date the Buyer shall pay to the Sellers the Purchase Price less product of (x) the number of Sam's Club Locations not being acquired on the Closing Date, as set forth on Schedule 2.1, and (y) Twenty Thousand Dollars ($20,000)
                      ------------
(collectively, the "Closing Amount"). The Closing Amount shall be paid in immediately available funds via wire transfer to such account as Sellers may reasonably direct by written notice delivered to the Buyer at least three (3) business days prior to the Closing Date.

     3.4  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Inventory, the Acquired Assets and the noncompetition agreement contained in Section 7.7 hereof in the manner set forth on Exhibit B attached hereto. Such allocation of the Purchase Price shall be conclusive and binding on the Parties for purposes of their federal, and where applicable, state and local income tax returns, and the Parties agree not to take positions on any Tax Returns inconsistent with such allocation. The Parties shall prepare and timely file all such reports and returns as may be required by Section 1060 of the Code to report such allocation of the Purchase Price.

     3.5  Prorations.  Utility charges, rental payments and charges and similar
          ----------
proratable items which are attributable to the Inventory and the Acquired Assets shall be apportioned between the Buyer, on the one hand, and the Sellers, on the other hand, as of the Closing Date. Any item which relates to the period prior to or on the Closing Date shall be apportioned to the Sellers, and any such item which relates to the period after the Closing Date shall be apportioned to the Buyer. Notwithstanding the foregoing, the Sellers shall be responsible for any property taxes on the Inventory and the Acquired Assets for the tax year including the Closing Date. The Sellers shall, no later than five days prior to the Closing Date, prepare a preliminary statement (the "Preliminary Statement") in writing of the amount of the adjustments to be made hereunder and to be included in the Purchase Price adjustment made pursuant to Section 3.7. The Preliminary Statement shall be certified by the Sellers' Chief Financial Officer as true and correct and as having been prepared in accordance with the Sellers' books and records. The Purchase Price to be paid at Closing shall be adjusted either upward or downward, as applicable, based on the amount of such Preliminary Statement; provided, however, that if any upward adjustment to the
                       --------  -------
Purchase Price would be in excess of Twenty-Five Thousand Dollars ($25,000), the Buyer shall not pay such adjustment unless and until the Buyer shall have verified and agreed to the amount of such upward adjustment, which verification and agreement shall be made no later than five days prior to the Closing Date. If the Buyer fails to so agree with any item in the Preliminary Statement prepared by the Seller, then any items on which the Buyer has so failed to agree shall remain open and be determined in conjunction with the preparation of the Final Statement (as hereinafter defined).


CONFIDENTIAL                          14

     3.6  Closing Adjustment.  As soon as practical, but in any event within
          ------------------
thirty (30) days following the Closing, the Buyer shall prepare and deliver to the Sellers a determination (the "Assets Determination") comparing (i) the Book Value, as of July 31, 1996, of the Fixed Assets estimated to be transferred on the Closing Date, which Fixed Assets and Book Values are set forth in Schedule
                                                                      --------
2.2(A) hereto, with the Book Value, as of July 31, 1996, of the Fixed Assets
------
transferred on the Closing Date, (ii) the estimated Advertising Allowance set forth on Schedule 2.2(G) with the actual Advertising Allowance on the Closing
         --------------
Date, and (iii) the estimated amount paid in Paid Time Off set forth on Schedule
                                                                        --------
2.5(A) with the actual amount paid at the Closing for Paid Time Off.  The
-----
Sellers shall notify the Buyer in writing of any disputed items contained in the Assets Determination within thirty (30) days from its delivery, and after such date all undisputed items shall be deemed accepted by Seller and made part of the final determination of the adjustment, if any, to be made to the Purchase Price (the "Final Statement").

     As soon as practical, but in any event within thirty (30) days following the Closing, the Sellers shall prepare and deliver to the Buyer an inventory determination (the "Inventory Determination") comparing the cost of the Inventory as of July 31, 1996, which is set forth in Schedule 2.3 hereto, with
                                                     ------------
the actual cost (including the actual and reasonable freight and handling costs associated with acquiring and delivering the Inventory to the Sam's Club Locations) of the Inventory transferred on the Closing. The Sellers and the Buyer may each conduct their own physical count of the Inventory transferred on the Closing Date. The Buyer shall notify the Sellers in writing of any disputed items contained in the Inventory Determination within thirty (30) days from its delivery, and after such date all undisputed items shall be deemed accepted by the Buyer and made part of the Final Statement.

     In the event that the Sellers and the Buyer are unable to agree upon disputed items within thirty (30) days after the Buyer's notification thereof, then the amount of the disputed items shall be determined by the accounting firm of Price Waterhouse LLP, or such other firm selected by the Buyer within fifteen days after the end of such thirty day period. The disputed items shall be submitted to the selected accounting firm within thirty days after such accounting firm is selected. The determination by such accounting firm shall be conclusive and binding on all parties, shall be made within sixty days after such disputed items are so submitted and shall be made a part of the Final Statement. The Buyer shall pay all of the fees and expenses of the accounting firm settling any disputed items on the Final Statement.

     3.7  Adjustment to Purchase Price.  In the event the Final Statement
          ----------------------------
reflects an increase in the actual cost of the Inventory, the aggregate Book Value of the Fixed Assets, the amount paid in Paid Time Off or the Advertising Allowance, the Purchase Price shall be adjusted upward (i) on a dollar for dollar basis for any increase in the cost of Inventory, Book Value of the Fixed Assets, or amount paid in Paid Time Off, and (ii) one dollar for every two dollar increase in Advertising Allowance. In the event that the Final Statement reflects a decrease in the actual cost of the Inventory, the aggregate Book Value of the Fixed Assets, the amount paid in Paid Time Off or the Advertising Allowance, the Purchase Price shall be adjusted downward (i) on a dollar for dollar basis for any decrease in the cost of Inventory, Book Value of the Fixed Assets, or amount paid in Paid Time Off, and (ii) one dollar for every two dollar decrease in Advertising Allowance. If such adjustments result in a balance due


CONFIDENTIAL                          15
the Sellers (after taking into account the amount of the upward or downward adjustment to the Purchase Price made based on the Preliminary Statement), the Buyer shall pay such balance to the Parent within fifteen days after the date of determination of the Final Statement; provided, however, that in no event shall
                                      --------  -------
the Buyer be obligated to pay in the aggregate more than One Hundred Fifty Thousand Dollars ($150,000) for any Purchase Price adjustments resulting from an increase in the aggregate Book Value as of July 31, 1996, of the Fixed Assets transferred on the Closing Date. If such adjustment results in a balance due the Buyer (after taking into account the amount of the upward or downward adjustment to the Purchase Price made based on the Preliminary Statement), the Sellers shall pay such balance to the Buyer within fifteen (15) days after the date of determination of the Final Statement.

     3.8  Post Closing Payments.  The Buyer and the Sellers acknowledge and
          ---------------------
agree that the Buyer shall establish a new Agent ID with respect to each cellular service agreement assumed. Except for the Assumed Liabilities, the Sellers will retain and discharge in a timely manner all bills, obligations, indebtedness or other liabilities (including without limitation chargeback, return and warranty obligations) due, accrued or incurred in connection with the ownership of the Acquired Assets or the operation and/or maintenance of the Acquired Assets and the Business for the period prior to and including the Closing Date and the Buyer shall be responsible for all bills, obligations, indebtedness or other liabilities (including without limitation chargeback, return and warranty obligations) due, accrued or incurred in connection with the ownership of the Acquired Assets or the operation and/or maintenance of the Acquired Assets and the Business for the period subsequent to the Closing Date.

     If at any time the Buyer receives any consideration for a receivable of the Seller for the period prior to the Closing or the Sellers receive any consideration on any receivable of the Buyer, the recipient shall forward such receipts to the appropriate party on a weekly basis. In addition, after the Closing Date, (i) if invoices are received by the Buyer that are the responsibility of the Sellers hereunder, the Buyer will accumulate and deliver such invoices to the Sellers on a weekly basis for payment by the Seller, and
(ii) if invoices are received by the Sellers that are the responsibility of the Buyer hereunder, the Sellers will accumulate and deliver such invoices to the Buyer on a weekly basis for payment.



          ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers, jointly and severally, represent and warrant to the Buyer that the following matters are correct and complete as of the date hereof and will also be correct and complete as of the Closing:

     4.1  Organization of the Seller; No Subsidiaries.  NAC is a corporation
          -------------------------------------------
duly incorporated, validly existing, and in good standing under the laws of the State of Texas; the Parent is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; and the Partnership is a limited partnership validly existing under the laws of the State of Texas. Each

CONFIDENTIAL                          16
of the Sellers has the full corporate or partnership power and authority, as the case may be, to own, lease and operate its assets (including, collectively, the Acquired Assets) and to carry on their respective businesses as they are now being conducted, to own the properties and assets they now own and to perform their obligations under the contracts by which they are bound (including the Purchased Contracts). The Sellers are each duly qualified or registered to do business as a foreign corporation or a foreign partnership, as the case may be, and are in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification or registration.

     4.2  Authorization of Transaction.  Each of the Sellers has the full
          ----------------------------
corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement and any other agreements or instruments to be executed by the Sellers hereunder, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including without limitation, to own, hold and transfer to the Buyer (pursuant to this Agreement) the Acquired Assets. The execution and delivery by the Sellers of this Agreement and any other agreements or instruments to be executed by the Sellers hereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or partnership action, as the case may be, on the part of each of the Sellers, no other corporate or partnership action on the part of the Sellers being necessary. The transactions contemplated hereby and thereby do not require approval by the stockholders or general partners of the Sellers or if such approval is required, it shall be obtained prior to the Closing Date in accordance with applicable law. This Agreement has been, and any other agreements and instruments to be executed by the Sellers will be, duly and validly executed and delivered by each Seller and constitute, or will constitute, the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with their terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles.

     4.3  Noncontravention.  Neither the execution, delivery or performance of
          ----------------
this Agreement and any other agreements or instruments to be executed by any of the Sellers hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any Seller is subject; (ii) conflict with or violate any provision of the charter, bylaws or any other constitutive document of any Seller or any resolution adopted by the board of directors, the stockholders or the general partners of any Seller; or (iii) except for the consents set forth in Schedule 4.4 hereto, conflict with, result in a breach of,
                      ------------
constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien or Encumbrance upon any of its assets) or result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

CONFIDENTIAL                          17

     4.4  Governmental and Third Party Consents.
          -------------------------------------

           (A) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of any of the Sellers is required in connection with the execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, except for filings required pursuant to Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act").

           (B)  Except as set forth on Schedule 4.4 hereto, no consent or waiver
                                       ------------
     of any Person is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, consents or waivers from parties to loans, contracts, indentures, leases, licenses or other agreements.

     4.5  Good Title Conveyed; Binding Obligations; Etc.  Except as set forth on
          ---------------------------------------------
Schedule 4.5, the Sellers are the sole and exclusive owners of the Acquired
------------
Assets and the Inventory and have good, valid and marketable title therein, free and clear of all Liens and Encumbrances, other than the Permitted Liens. Except as set forth in the Activation Contracts and on Schedule 4.5, on the Closing
                                                ------------
Date the Sellers will be the sole and exclusive owners of the Acquired Assets and the Inventory and will have good, valid and marketable title therein, free and clear of all Liens and Encumbrances, other than the Permitted Liens. Except for the Activation Contracts, or as set forth on Schedule 4.4 or Schedule 4.5,
                                                 -------------   -------------
each Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to the Buyer, and upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire, good, valid and marketable title to, or as applicable a valid and enforceable leasehold interest in, the Acquired Assets and the Inventory, free and clear of all Liens and Encumbrances, other than the Permitted Liens. Except for the Activation Contracts, or as set forth on Schedule 4.5, and subject to the consents set
                              ------------
forth on Schedule 4.4, each assignment document executed by the Sellers and the
         ------------
other instruments to be executed and delivered to the Buyer by the Sellers at Closing will effectively vest in the Buyer good, valid and marketable title to the Acquired Assets and the Inventory, free and clear of any Liens and Encumbrances, except Permitted Liens. Except as set forth on Schedule 4.5,
                                                              -------------
contained in the Excluded Assets or retained for use in the Interim Services Agreement, the Acquired Assets are all of the material tangible personal property and Intellectual Property adequate to carry on the Business as presently conducted and include all tangible and intangible assets and goodwill relating to the Business.

CONFIDENTIAL                          18

     4.6  Financial Statements.
          --------------------

           (A)  Attached hereto as Schedule 4.6(A) are the audited balance
                                   ---------------
     sheets and statements of operations, stockholders' equity and cash flow (collectively, the "Financials") as of and for the three (3) years ended November 30, 1993, November 30, 1994 and November 30, 1995, respectively (collectively, the "Financial Statements") presented on a consolidated basis for the Parent and its subsidiaries. As used herein the balance sheets as of the year ended November 30, 1995, included as part of the Financial Statements are referred to as the "November Balance Sheets". The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, are materially correct, and present fairly the consolidated financial condition of the Parent and its subsidiaries as of such dates and the consolidated results of operations of the Parent and its subsidiaries for such periods.

           (B)  Attached hereto as Schedule 4.6(B) are the July 31, 1996,
                                   ---------------
     unaudited balance sheet and the related unaudited statement of operations of the Parent and its subsidiaries on a consolidated basis and the list of fixed assets and profit and loss statements for the Sam's Club segment of business for the eight-month period then ended not reflecting quarterly adjustments typically made in the Ordinary Course of Business (the "Interim Financial Statements"). The Interim Financial Statements have been prepared from the books and records of the Parent and its subsidiaries on a consolidated basis in accordance with GAAP for interim financial statements (except for the allocation of selling, general and administrative expenses and not reflecting quarterly adjustments typically made in the Ordinary Course of Business for the Sam's Club segment of the business), fairly present the consolidated financial condition of the Parent and its subsidiaries at such date and the results of operations of the Parent and its subsidiaries on a consolidated basis for such period, are true, correct and complete, and are consistent with the books and records of the Parent and its subsidiaries on a consolidated basis (which books and records are true, correct and complete in all material respects).

           (C) Since December 7, 1993, the minute books and stock record books of each of the Sellers, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with good business practices. The minute books of each of the Sellers contain accurate and complete records of all meetings held since December 7, 1993 of, and material corporate or partnership action by, the stockholders, the board of directors (and committees thereof) and the general partner, as the case may be, of each Seller, and no meeting of any such stockholders, board of directors (or committees thereof) or general partner has been held since December 7, 1993, for which minutes have not been prepared and are not contained in such minute books.

     4.7  Undisclosed Liabilities.  Except as set forth on Schedule 4.7, no
          -----------------------                          ------------
Seller has a material Liability relating to the Business (and to the best of each Seller's knowledge, there is no basis for any present or future Legal Proceeding against any Seller relating to the Business giving rise to any

CONFIDENTIAL                          19

Liability including, without limitation, claims for infringement), except for
(i) Liabilities set forth on the face of the balance sheets included as part of the Interim Financial Statement (the "Interim Balance Sheets") and (ii) non-material Liabilities which have arisen after the date of Interim Balance Sheets in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     4.8  Legal Compliance; Litigation.  Except as set forth on Schedule 4.8,
          ----------------------------                          ------------
each Seller and their Affiliates have complied with all material applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Governmental Authorities relating to the Business, including without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, equal opportunity health, occupational safety, zoning, building, environmental, product liability, employee benefits, payment of Taxes, and securities, and no Legal Proceeding has been filed, commenced or, to the best of Seller's knowledge, threatened or proposed in any manner or any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation against any of them alleging any failure so to comply. Schedule 4.8 sets forth each instance
                                           ------------
in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge related to the Business or (ii) is a party to or, to the knowledge of the Seller, is threatened to be made a party to, any Legal Proceeding related to the Business, before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the best of the Sellers' knowledge, none of the Legal Proceedings set forth in Schedule 4.8 is expected to result in a Material
                         ------------
Adverse Effect.

     4.9  Permits.  To the best of Sellers' knowledge, each Seller has all
          -------
material licenses, permits, approvals, and any required material registration with, any Governmental Authority necessary for the conduct of the Business as currently operated or for the lawful operation of each Seller's real property and equipment as currently operated and as used in connection with the Business ("Permits"). All Permits are in full force and, as of the date hereof, no Legal Proceeding is pending, or to the best of the Sellers' knowledge, threatened, to revoke or limit any such Permit. Each such Permit required to permit each Seller to carry on the Business as currently conducted is listed in Schedule
                                                                    --------
4.9.
----

     4.10  Tax Matters.  There are no Tax Liens upon any of the Acquired Assets
           -----------
or the Inventory. Except as set forth on Schedule 4.10, each of the Sellers have
                                         -------------
timely filed with the appropriate Governmental Authorities all federal, state and local Tax Returns as required by law, and all such Tax Returns were true, correct and complete in all respects. Except as set forth on Schedule 4.10, all
                                                              -------------
Taxes which are due or payable with regard to the Business, and the Acquired Assets, the Inventory and their use in the Business and all interest and penalties thereon, have been paid in full. Except as set forth on Schedule
                                                                   --------
4.10, there are no audits or other proceedings or investigations currently
----
pending or to the best of the Sellers' knowledge, threatened and that it has not taken any position on a Tax Return that would rise to a Tax Lien upon the Acquired Assets or Inventory.

CONFIDENTIAL                          20

     4.11  Condition of Acquired Assets.  Except as set forth on Schedule 4.11,
           ----------------------------                          -------------
all of the Acquired Assets are currently being used in the operations of the Business, are free and clear of all material defects (whether patent or latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

     4.12  Business Intellectual Property Rights.
           -------------------------------------

           (A)  Schedule 2.2(B) sets forth an accurate and complete description
                ---------------
     of all material Business Intellectual Property Rights specifying as to each such Business Intellectual Property Right, as applicable: (i) the nature of such Business Intellectual Property Right; (ii) the owner of such Business Intellectual Property Right; (iii) if such Business Intellectual Property Right is owned by a Seller, the jurisdiction(s) by or in which such Business Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application number; (iv) all franchises, licenses, sublicenses, contracts and agreements pursuant to which any Person other than a Seller is authorized to use any such Business Intellectual Property Right owned by a Seller; and (v) the franchises, licenses, sublicenses, contracts and agreements pursuant to which a Seller is authorized to use any such Business Intellectual Property Right not owned by such Seller, including with respect to (iv) or (v), the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provided and the term thereof.

           (B)  Except as set forth on Schedule 2.2(B), Schedule 2.4(H), or
                                       ---------------  ---------------
     Schedule 4.12, the Sellers own or have the right to use pursuant to
     -------------
     franchise, license, sublicense, contract, agreement, or permission, all of the Business Intellectual Property Rights. Except for the trademarks licensed pursuant to the Interim Services Agreement and as set forth on
     Schedule 2.2(B) and Schedule 4.12, each Business Intellectual Property
     --------------      -------------
     Right owned or as to which any Seller has the right to use immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Sellers have taken all reasonably necessary and desirable action to maintain and protect each Business Intellectual Property Right that they own or have the right to use.

           (C) All applicable fees, royalties and other amounts due and payable by or to any Person or the Sellers in respect of the Business Intellectual Property Rights have been paid. Except for third party licenses listed on
     Schedule 2.2(B), the Sellers are the sole and exclusive owners of the
     ---------------
     Business Intellectual Property Rights including, but not limited to, those listed or described on Schedule 2.2(B) and have the sole and exclusive
                            ---------------
     right to the use thereof for the material covered thereby in connection with the services or products in respect to which they have been or are now being used.

           (D)  Except as set forth on Schedule 4.12, no Seller (i) is the
                                       -------------
     subject of any pending litigation or to such Seller's knowledge, any claim regarding infringement of or


CONFIDENTIAL                          21
     misappropriation or misuse of any Business Intellectual Property Right or other intangible right of any other Person, (ii) has any knowledge of any such infringement, whether or not claimed by any other Person, which infringement might have a Material Adverse Effect, (iii) has any knowledge of any infringement by any other Person of any of the Business Intellectual Property Rights, and (iv) has any knowledge of any facts or circumstances which could reasonably be anticipated to result in any such litigation or claim or which could reasonably lead any Seller to conclude that the continued operation and conduct of any aspect of the Business could result in any such litigation or claim. Except as set forth on Schedule 4.12, no
                                                             -------------
     Seller is aware of any other Person that is operating under or otherwise using any name confusingly similar with any trade names, trademarks, service names, service marks or logos included in the Business Intellectual Property Rights. Except as set forth on Schedule 4.12, to the best of the
                                             -------------
     Sellers' knowledge no Business Intellectual Property licensed from a third party is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by any of the Sellers. Except as set forth on Schedule 4.12, no Business Intellectual Property Right is subject
              -------------
     to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by any of the Sellers. Except as set forth on
     Schedule 4.12, no Seller has entered into any written agreement to
     -------------
     indemnify any other Person against any charge of infringement by any Business Intellectual Property Rights.

           (E) To the best of Sellers' knowledge after reasonable inquiry, no material Trade Secrets included in the Business Intellectual Property Rights have been disclosed by any Seller to any Person other than employees, agents and representatives of the Sellers and their Affiliates or the Buyer. The Sellers have taken such reasonable and desirable measures as the Sellers deem appropriate to protect all of the Trade Secrets.

           (F) Except for obligations that arise under the common law of the appropriate jurisdiction, to the best of the Sellers' knowledge, neither the Sellers, nor to the best of the Sellers' knowledge any of the Employees, has any written agreements or arrangements with former employers of such Employees relating to Trade Secrets of such employers, the assignment of inventions of such employers, or such Employee's engagement in activities competitive with such employers. Except for obligations that arise under the common law of the appropriate jurisdiction, to the best of the Sellers' knowledge, the activities of such Employees on behalf of the Sellers do not violate any agreements or arrangements known to any of the Sellers, which any such Employees have with former employers.

     4.13  Real Property.  Schedule 4.13 sets forth a list of all of the real
           -------------   -------------
property leased by the Sellers and used primarily in connection with the Business (the "Leased Real Property") and the agreements evidencing such leases. Except as set forth on Schedule 4.13, Sellers (i) have a valid leasehold
                       -------------
interest in the Leased Real Property, and fixtures and improvements thereon used by it in the Business free and clear of all Liens other than Permitted Liens,
(ii) are not in default under any lease or license for such Leased Real Property and (iii) there is not, under any lease or license for such Leased Real Property, any event of default or event which, with notice and/or lapse of time would constitute a default by any party to such agreements. No Seller owns or has title to any real property

CONFIDENTIAL                          22
used primarily in connection with the Business nor does any Seller have any right in or use or occupy any real property for a purpose primarily in connection with the Business except as set forth in this Section 4.13.

     4.14  Inventory.  All of the Inventory is used in connection with, or
           ---------
relates to the conduct of the Business, and none of the Inventory is damaged or materially defective.

     4.15  Contracts.
           ---------

           (A)  Schedule 4.15 is an accurate list and summary description of all
                -------------
     material contracts and agreements to which any of the Sellers is a party and relating primarily to the conduct of the Business (including, without limitation, joint venture agreements, employment contracts, loan agreements, bonds, mortgages, Liens, Encumbrances, pledges or other security agreements) (collectively, the "Contracts").

           (B)  Except as set forth on Schedule 4.15 or contracts related solely
                                       -------------
     to the Seller's paging business, with regard to the operation of the
     Business:

               (1) No Seller is a party to any contract, purchase or sales orders out of the Ordinary Course of Business, or commitment relating primarily to the conduct of the Business or the ownership of the Acquired Assets or the Inventory that involves a dollar amount in excess of $25,000;

               (2) No Seller is a party to any employment contracts with any Employees;

               (3) No Seller is a party to any material contract with sales or other agents, brokers, franchisees, distributors or dealers relating primarily to the conduct of the Business or the ownership of the Acquired Assets or the Inventory;

               (4) No Seller is a party to any partnership or joint venture agreement;

               (5) No Seller is a party to any material lease or other occupancy or use agreements, oral or written, nor has any Seller granted any options, rights of first refusal or security or other interests in or relating to the Acquired Assets, the Inventory or the Business;

               (6) No Seller has any material agreements giving any party the right to renegotiate or require a reduction in price or refund of payments previously made in connection with the Business;

               (7) No Seller has any material agreements for the borrowing or lending of money with respect to the Business and none is a party to any;


CONFIDENTIAL                          23

               (8) No Seller has any material agreement for the sale of goods or services to any Governmental Authority;

               (9) No Seller has any agreement granting any Person a Lien or Encumbrance on any of the Acquired Assets or the Inventory;

               (10) Except for the Purchased Contracts, no Seller is a party to or bound by any non-competition, secrecy or confidentiality agreement relating to the Business or the Acquired Assets or any other contract restricting its right to conduct the Business at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas, customers, suppliers or lines of Business; and

               (11) No Seller is a party to any material contract or arrangement that under circumstances now foreseeable is likely to have a Material Adverse Effect.

           (C) A true and correct copy of each Contract (or, where they are oral, complete and correct written summaries thereof) has been delivered to the Buyer prior to the date hereof. To the best of Sellers' knowledge, each Contract is now valid and in full force and effect. None of the Sellers has breached or improperly terminated any such Contract, and neither the Sellers nor, to the Sellers' knowledge, any third party is in default under any such Contract, the effect of which would have a Material Adverse Effect. To the best of Sellers' knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default the effect of which would have a Material Adverse Effect. Except as set forth on Schedule 4.4, each such
                                                     ------------
     Contract to be assigned to the Buyer pursuant to this Agreement either is assignable to the Buyer without the consent of the other parties thereto or, with respect to any which may not be so assigned without such consents, the required consents are set forth in Schedule 4.4.
                                            ------------
     4.16  Insurance.  Schedule 4.16 contains a description of all policies of
           ---------   -------------
title, liability, fire, worker's compensation and other forms of insurance currently insuring the Acquired Assets and sets forth the name of the insurer, and type and amount of coverage. All such policies are in full force and effect and all premiums due and payable on all such policies have been paid.

     4.17  Employee Benefits.
           -----------------

           (A)  Schedule 4.17 completely and accurately lists (and identifies
                -------------
     the sponsor of) every "employee pension benefit plan," as that term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder ("ERISA"), every "employee welfare benefit plan," as that term is defined in Section 3 of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"), and every other retirement, pension, profit-sharing, money purchase, deferred compensation, incentive compensation, bonus, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, health, life or other insurance,


CONFIDENTIAL                          24
     fringe benefit, or other employee benefit plan, program, agreement, or arrangement maintained or contributed to by the Sellers, in respect of or for the benefit of any Employee or former Employee or in which any Employee or former Employee (or beneficiary thereof) is a participant as of the date hereof or of the Closing (collectively, together with the ERISA Plans, referred to hereinafter as the "Plans"). There are no Plans, written or unwritten, that are not listed on Schedule 4.17.
                                       --------------

           (B)  Except as set forth on Schedule 4.17, with respect to the ERISA
                                       -------------
     Plans:

               (1) neither the Sellers nor any of the Plans, any trust established thereunder, any trustee or administrator thereof, or any "party-in-interest" or "disqualified person" with respect to any Plan (respectively, within the meanings of Section 3 of ERISA and Section 4975 of the Code, has engaged in any transaction as a result of which the Sellers, could be subject to Liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code;

               (2) none of the Plans is a defined benefit pension plan subject to Title IV of ERISA ("Pension Plan"), and none of the Sellers has terminated any such Plan;

               (3) full and timely payment has been made or shall be made of all amounts that, the Sellers are required to pay as contributions to the Plans as of the Closing Date or as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement;

               (4) each of the Plans and each of the trusts established thereunder have been operated and administered in all material respects in accordance with all applicable laws, including, but not limited to, ERISA and the Code;

               (5) each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code, and each of the trusts established thereunder that is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code, have been determined by the Internal Revenue Service (the "IRS") to be so qualified, and nothing has occurred since the date of the most recent such determination that would adversely affect the qualified status of any of such ERISA Plans or the trusts thereunder;

               (6) there are no pending claims by or on behalf of any of the Plans, by any Employee, former Employee, participant, or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits);


CONFIDENTIAL                          25

               (7) no Plan provides for post-retirement health, welfare, or life insurance benefits, except as may be required under Part 6 of Subtitle B of Title I of ERISA; and

               (8) each Plan is operated and administered in accordance with the written plan documents governing such plan, and there are no provisions not included in such documents that the Plan is obligated to add to such documents or to observe as of the date hereof or at any time hereafter.

           (C) None of the Plans is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA and, with respect to multiemployer plans (as so defined), none of the Sellers has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA.

           (D) Under the applicable laws of all jurisdictions within the United States of America and all foreign jurisdictions or other agreement whatsoever, with respect to any Plan, (i) there were no amounts accrued but unpaid that are not reflected on the November Balance Sheet; and (ii) consummation of the acquisition of the Acquired Assets by the Buyer as contemplated herein would not trigger, result in, or cause to mature, otherwise than in the ordinary course of the business as heretofore conducted, any Employee or employee benefits-related claims, whether assertable by Employees or by any other Person or legal entity or by any Governmental Authority or other entity.

     4.18  Employee Salaries.  Schedule 4.18 sets forth for each of the
           -----------------   -------------
Employees the following: (i) the employment date of such Employee by each Seller; (ii) the title or position of such Employee; (iii) the social security number of each such Employee; and (iv) the current salary rate for such Employee as of July 31, 1996 (also showing separately amounts paid as commissions, bonus payments and other cash compensation from January 1, 1995, through July 31,
1996).  Schedule 4.18 sets forth a complete description of all commission and
        -------------
bonus policies of each Seller related primarily to the Business in force from and after November 1, 1994.

     4.19  Employee Relations and Labor Matters.
           ------------------------------------

            (A)  Except as set forth on Schedule 4.19 with respect primarily to
                                        -------------
     the conduct of the Business and the ownership of the Acquired Assets and
     Inventory:

               (1) there are no charges of discrimination (relating to age, sex, race, religion, national origin, color, disability, sexual preference, handicap, veteran status or any other factors prohibited by law) or unfair labor practice charges or complaints against the Seller pending or, to the knowledge of the Sellers, threatened before any Governmental Authority;


CONFIDENTIAL                          26

               (2) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Sellers, threatened against or affecting any Seller; and

               (3) there is no representation, claim or petition pending before the National Labor Relations Board and no question concerning representation exists with respect to the Employees of any of the Sellers. None of the Sellers is a party to any collective bargaining agreement, and to the Sellers' knowledge there have been no threatened or contemplated attempts to apply for certification of a collective bargaining agent for any of the Employees.

           (B)  Except as set forth on Schedule 4.19 and except for matters that
                                       -------------
     do not have a Material Adverse Effect,

               (1) each Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practice;

               (2) there is no labor or employment grievance and no claim therefor exists; and

               (3) neither the Sellers nor their predecessors, in connection with the Business, have experienced any work stoppage or other labor difficulty during the three (3) year period ending on the date hereof.

     4.20  Environment, Health and Safety.  Each Seller, and its respective
           ------------------------------
predecessors and Affiliates, have complied with all Environmental, Health, and Safety Laws, and no Legal Proceeding has been filed or commenced against any of them alleging any failure so to comply. Neither the Sellers nor any other Person for whose conduct it is or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities. There has been no Release or, to the knowledge of the Sellers, Threat of Release, of any Hazardous Materials at or from the Facilities.

     4.21  Affiliate Transactions.  Except for the Employees and except as set
           ----------------------
forth in Schedule 4.21 hereto, no officer, director or Affiliate of any Seller
         -------------
provides or causes to be provided any assets or facilities used primarily in connection with or services whose primary focus relates to the Business which are individually or in the aggregate material to its operation. No Affiliate of any Seller owns or has any rights to the Acquired Assets. Except as set forth on Schedule 4.21 hereto, the Business does not provide or cause to be provided
   -------------
any assets, services or facilities to any such officer, director or Affiliate of any Seller which are individually or in the aggregate material to the operations of the Business.

     4.22  Entire Business.  The sale of the Acquired Assets and the Inventory
           ---------------
by the Sellers to the Buyer pursuant to this Agreement, together with the consummation of the other transactions


CONFIDENTIAL                          27
contemplated by this Agreement, will effectively convey to the Buyer, in all material respects all tangible personal property and Intellectual Property that is necessary or useful to operate the Business as conducted by the Sellers.

     4.23  Absence of Certain Changes or Events.  Since July 31, 1996 with
           ------------------------------------
regard to the Business, there has not been:

           (A) any material change in the financial condition, assets, liabilities, personnel policies or practices, or contracts or business of the Sellers or in its relationships with suppliers, customers, licensees, distributors, lessors or others, except changes in the Ordinary Course of Business;

           (B) any material damage, destruction or loss (whether or not covered by insurance) or any other event materially affecting the Business or the Acquired Assets or the Inventory;

           (C) any forgiveness or cancellation of material debts or claims owed to the Sellers and related primarily to the Business, or termination, abandonment or waiver of any material rights related primarily to the Business;

           (D) except for increases in the Ordinary Course of Business, any increase in the compensation or benefits payable or to become payable by the Sellers to any of the directors, officers or Employees of the Sellers;

           (E) any discharge or satisfaction of any Lien or payment of any Liability or obligation by the Sellers other than current Liabilities in the Ordinary Course of Business;

           (F) any material change in the credit practices of the Sellers or in their methods of maintaining their books, accounts or business records; or

           (G)  any event that would have a Material Adverse Effect.

     4.24  Ability to Pay Debts.  On and as of the Closing Date, after giving
           --------------------
effect to the transactions contemplated hereby the Sellers will not have incurred, nor intend to incur, nor know or have reason to believe any of them will incur, debts beyond their ability to pay such debts as they mature.

     4.25  Customers and Suppliers.  Except for the Purchased Contracts,
           ------------------------
customers and suppliers related solely to the paging business, the Sellers have no knowledge of any termination or cancellation of (or any intent to terminate or cancel) the business relationship of any Seller with (i) any single customer or any group of affiliated customers who represented five percent (5%) or more of the revenues of the Business during the fiscal year ended November 30, 1995, or (ii) any single supplier or any group of affiliated suppliers who provided five percent (5%) or more of the requirements of the Business during the fiscal year ended November 30, 1995.

CONFIDENTIAL

     4.26  Furniture, Fixtures, Equipment, etc.  Except for the Fixed Assets and
           ------------------------------------
the items listed on Schedule 4.5, there are no items of furniture, fixtures,
                    ------------
equipment, machinery, computer and other equipment and other tangible personal property used or held for use at the locations at which the Business is conducted, or at customers' premises on consignment, or otherwise owned or held by the Sellers for use primarily in the Business as well as any motor vehicles owned by the Sellers and utilized by their Employees or agents in the conduct of the Business with a value in excess of $1,500.

     4.27  WARN Act.  Schedule 4.27 hereto lists the full name, job title, job
           --------   -------------
site and unit, date of Employment Loss, and type of Employment Loss of each Employee who has experienced an Employment Loss in the ninety (90) days preceding the date of this Agreement. The Sellers do not presently intend to take any action that would result in an Employment Loss by any Employee between the date of this Agreement and the Closing, and the Sellers shall assume any and all obligations and liabilities related to any terminations of employment through the Closing Date with respect to Employees.

     4.28  Brokers' Fees.  The Sellers have no Liability or obligation to pay
           -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     4.29  Disclosure.  Each of the Sellers has used their Best Efforts to fully
           ----------
provide the Buyer with all documents and information which the Buyer has requested and to the best of each Seller's knowledge, all information material to a decision to make the investment and enter into the transactions contemplated hereby. To the best of each Seller's knowledge, neither this Agreement, the Schedules hereto nor any other agreements, documents, statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. To the best of each Seller's knowledge, there is no material fact relating to the Sellers or the operations, affairs or conditions of the Sellers which would have a Material Adverse Effect which has not been set forth in this Agreement or in the other documents furnished to the Buyer prior to the date hereof.



     ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers that the following matters are correct and complete as of the date hereof and will also be correct and complete as of the Closing Date:

     5.1  Organization of the Buyer.  The Buyer is a corporation duly
          -------------------------
incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     5.2  Authorization of Transaction.  The Buyer has the full corporate power
          ----------------------------
and authority to execute and deliver this Agreement and any other agreements or instruments to be executed by the Buyer hereunder, to perform its obligations hereunder and thereunder, and to consummate the

CONFIDENTIAL
transactions contemplated hereby and thereby, including without limitation, to acquire (pursuant to this Agreement) the Acquired Assets. The execution and delivery by the Buyer of this Agreement and of any other agreements or instruments to be executed hereunder, and the performance by the Buyer of its respective obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate actions of the Buyer, no other corporate action on the part of the Buyer being necessary. The transactions contemplated hereby and thereby do not require approval of the stockholders of the Buyer, or if such approval is required, it shall be obtained prior to the Closing Date in accordance with applicable law. This Agreement has been, and any other agreements and instruments to be executed hereunder shall be, duly and validly executed and delivered by the Buyer and shall constitute legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     5.3  Noncontravention.  Neither the execution, delivery or performance of
          ----------------
this Agreement and any other agreements or instruments to be executed by the Buyer hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Buyer is subject; (ii) conflict with or violate any provision of the charter, bylaws or any other constitutive document of the Buyer or any resolution adopted by the board of directors or the stockholders of the Buyer; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

     5.4  Governmental Consents.
          ---------------------

          (A) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Buyer is required in connection with the execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, except for filings required pursuant to the Hart-Scott-Rodino Act.

          (B) Except as set forth on Schedule 5.4 hereto, no consent or waiver
                                     ------------
     of any Person is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, consents or waivers from parties to loans, contracts, indentures, leases, licenses or other agreements.

     5.5  Brokers' Fees.  The Buyer has no Liability or obligation to pay any
          -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

CONFIDENTIAL

                     ARTICLE 6 -- COVENANTS OF THE PARTIES

          The Parties hereto hereby covenant with each other as follows:

          6.1  General.  Prior to the Closing Date, each of the Parties will use
               -------
its Best Efforts to take all actions and do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including satisfying the conditions to closing set forth in Articles 8 and 9 hereto. In the event that the Parties cannot obtain an assignment of the AT&T Contract, the parties shall enter into the Option Agreement.

          6.2  Expenses.  Except as otherwise specifically provided herein, each
               --------
Party hereto will bear the legal, accounting and other expenses incurred by such Party in connection with this Agreement, and the other agreements and transactions contemplated hereby. The Sellers agree to bear all sales, use, transfer, recording and other similar taxes and fees including, but not limited to, any income, franchise, gross receipts, capital gains or similar taxes imposed on the income, receipts or gain of the Sellers arising out of or in connection with the transactions contemplated by this Agreement. In addition, the Sellers shall be responsible for any property taxes on the Inventory and the Acquired Assets for the tax year that includes the Closing Date as provided in
Section 3.5 above. Each Party will use its Best Efforts to avail itself of any available exemptions from any such taxes or fees, and will cooperate with the other in providing any information and documentation that may be necessary to obtain such exemptions.

          6.3  Public Announcements.  Unless required to be made pursuant to any
               --------------------
applicable law, regulation or other requirement of any Governmental Authority, neither the Sellers nor the Buyer shall make any public announcement regarding this Agreement or the consummation of the transactions contemplated hereby without the prior consent of the other Party hereto to such announcement or press release and its contents.

          6.4  Cooperation; Further Assurances.  Subject to the terms and
               -------------------------------
conditions of this Agreement, each of the Parties hereto shall cooperate fully with the others in preparing and filing all notices, applications, reports and other instruments and documents that are required by any statute, rule, regulation or order of any Person in connection with the transactions contemplated by this Agreement and shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise to fulfill its obligations under this Agreement and to consummate fully the transactions contemplated by this Agreement.

          6.5  Consents, Filings and Approvals.
               -------------------------------

                  (A) Prior to the Closing Date, each of the Parties hereto shall use their Best Efforts to obtain at the earliest practicable date prior to the Closing all governmental and administrative consents, approvals, authorizations, waivers, permits, licenses, certificates and franchises, including filings pursuant to the Hart-Scott-Rodino Act as described in Section

CONFIDENTIAL

          6.8 below (collectively "Governmental Approvals") and all consents or waivers of all third parties to leases, licenses, agreements, indentures or other instruments (collectively, "Consents") necessary to the consummation of the transactions contemplated hereby or to assign or transfer effectively to the Buyer the Acquired Assets and the Business and will provide to the Buyer copies of each such Governmental Approval and Consent promptly after it is obtained. The Parties shall coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested in connection with all of the foregoing.

               (B) Nothing contained in this Section 6.5 to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchase order (an "Accord") if an attempted assignment of the same without the consent of the other party thereto, would constitute a breach thereof or in any way have a Material Adverse Effect on the rights of the Sellers thereunder. The Parties shall use their Best Efforts to obtain all Consents and to resolve all impracticalities of assignments or transfers necessary to convey the Acquired Assets, the Inventory and the Business to the Buyer. If such Consents or waivers are not obtained, or if an attempted assignment would be ineffective, the Parties agree to use their Best Efforts to resolve such matter in a mutually beneficial manner. In addition to, and not by way of limitation of, the Buyer's obligations pursuant to the foregoing sentence, as to any Accord included in the Acquired Assets that is not effectively assigned to the Buyer at the Closing but is thereafter effectively assigned to the Buyer, the Buyer shall, from and after the effective date of such assignment assume, and shall thereafter pay, perform and discharge as and when due, all Liabilities and obligations of the Sellers arising under such Accord from and after the effective date of such assignment.

          6.6  Accuracy of Representations.  Each of the Parties agrees that
               ---------------------------
prior to the Closing Date it will not knowingly enter into any transaction or take any action, and will endeavor in good faith not to permit any event to occur, which would result in any of its representations, warranties, covenants or agreements contained in this Agreement (or in any agreement, document or instrument required by the terms of this Agreement to be delivered hereunder) being untrue and incorrect in any material respect, or not being performed as contemplated in this Agreement.

          6.7  Notification of Certain Matters.  Prior to the Closing Date, the
               -------------------------------
Sellers shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Sellers, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof, except with respect to Section 4.19 the hiring and firing of Employees in the Ordinary Course of Business, and (ii) any failure of the Buyer or the Sellers, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          6.8  Hart-Scott-Rodino.  As promptly as practicable, but in no event
               -----------------
later than fifteen (15) days following the date hereof, the Sellers and the Buyer shall complete any filing that may be

CONFIDENTIAL
required pursuant to the Hart-Scott-Rodino Act, or shall mutually agree that no such filing is required. The Sellers and the Buyer shall diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of the Hart-Scott-Rodino Act. The Buyer shall pay the Hart-Scott-Rodino Act filing fee.

          6.9  Disclosure of Confidential Information.  Each of the Parties
               --------------------------------------
shall protect all Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Each of the Parties may disclose Confidential Information to
(i) its Affiliates who agree, in advance, in writing, to be bound by the restrictions on disclosure and use set forth in this Section 6.9, and (ii) to its employees and consultants, and its Affiliates' employees and consultants, who have a need to know, for the purpose of this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Parties; provided, however, that the Buyer may publish,
                        --------  -------
disseminate or otherwise disclose or reveal in any manner any Business Intellectual Property Rights. In the event that a Party is required by law, regulation or court order to disclose any Confidential Information, such Party will promptly notify the other Parties in writing prior to making any such disclosure in order to facilitate the other Parties seeking a protective order or other appropriate remedy from the proper authority. The Parties not seeking to disclose the Confidential Information agree not to impede with the Party seeking such order or other remedy. The Party seeking to disclose the Confidential Information further agrees that if such Party is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. The term "Confidential Information" does not include information which (i) was publicly known at the time of a Party's communication thereof to the recipient, (ii) becomes publicly known through no fault of the recipient subsequent to the time of its communication thereof to the recipient,
(iii) was in the recipient's possession free of any obligation of confidence at the time of its communication thereof to the recipient, (iv) is developed by the recipient independently of and without reference to any of the Confidential Information or other information that the disclosing Party disclosed in confidence to any third party, (v) is rightfully obtained by the recipient from third parties authorized to make such disclosure without restriction; or (vi) is identified by the disclosing Party as no longer proprietary or confidential.

          6.10  Retention of Records.  The Parties agree all books and records
                --------------------
which relate to the Business shall be available for inspection for any reasonable purpose during reasonable business hours to counsel, accountants and other agents or representatives of the Sellers or the Buyer, as the case may be;

provided, however, that the Buyer may transfer such books and records to another
--------  -------
Person in connection with a sale or transfer by the Buyer to such other Person of all or any substantive part of the Business so long as such Person assumes and agrees to be bound by the Buyer's obligations under this Section 6.10 and the Parent consents to such transfer, which consent shall not unreasonably

CONFIDENTIAL
be withheld. In the event that either Party proposes at any time after the Closing Date to destroy any of such books and records, such Party shall give at least sixty (60) days prior notice to the other Parties and shall, if the other Parties so requests by notice within thirty (30) days of the notice, deliver to the other Parties at such Parties' sole expense the books and records otherwise to be destroyed.

          6.11  Return of Inventory.  The Parties agree that at any time after
                -------------------
December 31, 1996, the Buyer shall have the right to return any item of Inventory that the Buyer has not sold within ninety (90) days of the Closing Date, to the Sellers for a full refund of the price paid for such item of Inventory. The Buyer shall use its Best Efforts to sell the Inventory and shall pay the reasonable shipping costs associated with any items of Inventory returned by the Buyer pursuant to this section. The Parties further agree that any items of Inventory returned pursuant to this Section 6.11 must be sent to the Sellers for return within one hundred and fifty (150) days of the Closing Date, and may not be returned to the Sellers on or before December 31, 1996.

          6.12  Employment Matters.
                ------------------

                 (A) Within ten (10) days of the date hereof, the Buyer shall provide written offers of employment to all of the Employees, at the same or substantially the same overall compensation levels as in effect on the date of this Agreement, effective as of and conditioned upon the Closing. Such employment offers will be subject to the Buyer's standard employment policies and practices and any employment shall be at will and shall not be deemed to be pursuant to any contract of employment, express or implied, and nothing shall limit the Buyer's right to terminate any Employee's employment with or without cause and with or without notice.

                 (B) The Sellers agree to terminate the employment of all Business Employees, contractors and consultants with respect to the Acquired Assets and the Business effective as of the end of business on the Closing Date, and to give timely and legally sufficient notice of termination to them.

                 (C) Nothing herein is intended to confer upon any employee of the Sellers any rights of any kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to employment for a specified period or any other form of employment security. Except as otherwise specifically provided herein, the Buyer shall have no Liability or obligation nor incur any cost or expense with respect to any claims, whether arising before or after Closing, by any employee or former employee of the Sellers arising by reason of the sale or purchase of the Acquired Assets pursuant to this Agreement or by reason of such employee or former employee's employment, or the termination of his or her employment, by the Sellers. The Buyer shall provide medical coverage under its current medical plan to the Business Employees commencing on the day after the Closing Date. Except as otherwise specifically provided herein, the Sellers shall have no Liability or obligation nor incur any cost or expense with respect to any claims arising after Closing, by any Business Employee arising by reason of the sale or purchase of the Acquired Assets pursuant to this Agreement or by

CONFIDENTIAL
           reason of such Business Employees employment, or the termination of his or her employment, by the Buyer. Without limiting the foregoing, any severance obligation arising by reason of the sale of the Acquired Assets by the Sellers pursuant to this Agreement shall remain the sole Liability of the Sellers.



                     ARTICLE 7 -- COVENANTS OF THE SELLERS

           Each of the Sellers hereby covenant with the Buyer as follows:

          7.1  Conduct of Business.  For the period from the date hereof through
               -------------------
the Closing Date with respect to the operation of the Business and maintenance of the Acquired Assets and the Inventory:

               (A) The Sellers shall carry on the Business in the Ordinary Course of Business using their Best Efforts to: (i) maintain and preserve in good operating condition and repair the Acquired Assets, the Inventory and the Business in substantially the same manner as heretofore conducted; (ii) retain the services of present officers, Employees and agents of the Business; (iii) not engage in any business practice that could reasonably be expected to damage the reputation of the Business; (iv) preserve material business relationships of the Business with customers, suppliers and others; (v) confer with Buyer concerning operational matters of a material nature affecting the Business; and (vi) otherwise periodically report to Buyer concerning the Business, the Fixed Assets and the Inventory.

               (B) Except as set forth on Schedule 7.1, no increase will be made
                                          ------------
          in the compensation or rate of compensation payable or to become payable to any Employee, and no arrangement or plan other than those now in effect shall be adopted or committed for.

               (C) Except as specifically indicated on Schedule 2.2(C) or
                                                       ---------------
          Schedule 4.15, the Sellers shall not, without the prior consent of the
          -------------
          Buyer, waive any material right, cancel any material contract, material debt or claim, or assume or enter into any material contract, lease, license, obligation, indebtedness, commitment, purchase or sale. Without limiting the foregoing and except as specifically indicated on Schedule 2.2(C) or Schedule 4.15, the Sellers shall
                       ---------------    -------------
          not, without the prior written consent of the Buyer, enter into any discussions with any third party regarding any change or amendment to any material contract, agreement, understanding, or established business practice between the Sellers and any customer of the Business.

               (D) The Sellers shall not, without the prior written consent of the Buyer, acquire or dispose of any capital asset used in the Business having an original cost of more than $5,000 other than in the Ordinary Course of Business. Prior to the Closing, the Sellers shall not make any intercompany transfers related to the Business of assets or indebtedness, without the prior written consent of the Buyer.

CONFIDENTIAL

               (E) The Sellers shall not, without the prior written consent of the Buyer: (i) enter into, assume, permit or grant any Liens or Encumbrance of any kind on any of the Acquired Assets; (ii) make any capital contributions or investments in any corporation, business or other Person related to the Business that competes with the Business;
          (iii) sell, transfer, assign or otherwise dispose of any of the Acquired Assets having an a Book Value in excess of $5,000; or (iv) grant or convey any license or sublicense in the Business Intellectual Property Rights to any Person.

          7.2  Access and Information.  The Sellers shall permit the Buyer,
               ----------------------
through its employees and representatives, including, without limitation, its attorneys and accountants, to make such investigation of the assets, properties, business and operations of the Sellers related to the Business and such examination of the books, records and financial condition of the Sellers related to the Business, as the Buyer wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and, in any event, in a manner which shall cause no serious disruption of the Sellers' operations. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers under this Agreement. Prior to the Closing Date, the Sellers shall furnish the representatives of the Buyer with all such information and copies of such documents concerning the affairs of the Sellers as such representatives may reasonably request, and cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination.

          7.3  Supplemental Disclosure.  The Sellers shall promptly notify the
               -----------------------
Buyer if any Schedule hereto needs to be updated, corrected or otherwise modified with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth on or described in the Schedules. No such update, correction or modification shall be deemed to cure any breach of any representation or warranty herein unless agreed to in writing by the Buyer.

          7.4  Exclusivity.  At all times prior to termination of this Agreement
               ------------
pursuant to Article 11 below, the Sellers will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Business or of any substantial portion of the Acquired Assets (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          7.5  Discharge of Liabilities.  At or prior to the Closing, the
               ------------------------
Sellers shall have obtained a release of any Liens or Encumbrances, other than Permitted Liens, on the Acquired Assets and the Inventory.


CONFIDENTIAL

          7.6  Employee Benefits.
               -----------------

               (A) Subject to Section 2.5.(A), the Sellers shall retain sole responsibility for all costs, Liabilities and obligations of any kind (including, without limitation, all obligations imposed by ERISA or the Code) with respect to, or arising in any way from, the employment, compensation or benefits of any Employee or former Employee (including any benefits with respect to an Employee's or former Employee's dependents), whether under any Plans, contracts or otherwise, including, without limitation, (i) any amounts that are payable or may have accrued to any Employee or former Employee, or that are in any way attributable to such Employee's or former Employee's service with the Seller, prior to or as of the Closing Date under the Sellers' health, life, and long term disability insurance plans, (ii) any post-retirement medical, life insurance or other benefit that is payable or may have accrued to any Employee or former Employee, or that is in any way attributable to such Employee's or former Employee's service with the Sellers, prior to or as of the Closing Date,
(iii) any accrued and unused vacation or sick leave, (iv) any severance benefits of whatever nature that may be payable or will have accrued to any Employee or former Employee as a result of the sale of the Acquired Assets to the Buyer and/or the termination of the Employees' employment in connection therewith; and
(v) any Liabilities or obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The Sellers shall retain all Liabilities and obligations under any Pension Plan that the Sellers maintains or maintained, or contributes or contributed to, on behalf of any Employees or former Employees, including, without limitation, any obligations for unpaid contributions as of the Closing Date, and the Buyer shall in no way assume any Liabilities and obligations with respect to any Employees or former Employees under or arising out of any Pension Plan that the Sellers maintains or maintained, or contributes or contributed to, on behalf of any Employees or former Employees.

               (B) The Buyer shall in no way be responsible for any costs, Liabilities and obligations arising out of, by reason of, or in connection with any Employee's or former Employee's employment with the Sellers, including all Liabilities and obligations relating to the Employee's or former Employee's compensation and benefits, whether under any Plan, contract or otherwise, which shall include, but shall not be limited to, the items enumerated in clauses (i) through (v) of the first sentence of Section 7.6(A).

               (C) The Buyer shall be responsible for any Liabilities and obligations relating to the compensation and benefits of its employees as of the Closing that may arise under any of the Buyer's plans covering such employees and their dependents. The Sellers shall in no way be responsible for any Liabilities and obligations relating to the compensation and benefits of the Buyer's employees following the Closing that may arise under any contract between the Buyer and its employees or under any plans that maintains or contributes to on behalf of its employees.

CONFIDENTIAL

               (D) The Sellers shall have sole responsibility with respect to any workers compensation claims with respect to its Employees that arise out of occurrences on or prior to the Closing Date. The Buyer shall have sole responsibility with respect to any workers compensation claims with respect to any Employees who accept the Buyer's offer of employment that arise out of occurrences after the Closing Date.

               (E) No Employee, whether hourly or salaried, shall be deemed to be a third-party beneficiary of this Section or this Agreement.

          7.7  Noncompetition.  In consideration of the payment specified in
               --------------
Section 3.3 above, the Sellers agree to execute and deliver a non-competition agreement with the Buyer, in substantially the form attached hereto as Exhibit C
                                                                       ---------
(the "Non-Competition Agreement").

          7.8  Tax Matters.
               -----------

               (A) The Sellers shall prepare, or cause to be prepared, and shall file timely, or cause to be filed timely (taking into account all applicable extensions of time), all Tax Returns of the Sellers for taxable periods that end before or include the Closing Date that have not been filed prior to such date. The Sellers shall prepare all such returns in a manner that is consistent with past practice.

               (B) The Sellers shall remit all Taxes collected by the Sellers prior to the Closing Date under the color of law to appropriate taxing jurisdictions.

          7.9  Inventory.  Except for their inventory of pagers, the Sellers
               ---------
shall use their Best Efforts to maintain typical inventory levels at each Sam's Club Location, which levels on the Closing Date shall be sufficient for at least a thirty (30) day period.



         ARTICLE 8 -- CONDITIONS TO OBLIGATIONS OF THE BUYER TO CLOSE

          Except as may be waived by the Buyer in writing, the obligations of the Buyer to consummate the transactions contemplated by this Agreement is subject to each of the following conditions:

          8.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Sellers contained in this Agreement shall be true and complete as of the date of this Agreement and (unless made as of a specified date) shall be true and complete on and as of the Closing Date as though such representations and warranties were made again at and as of such date.

          8.2  Compliance with Agreement.  On and as of the Closing Date, the
               -------------------------
Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by the Sellers prior to or on the Closing Date.

CONFIDENTIAL

          8.3  Officers' Certificates.  The Sellers shall have delivered to the
               ----------------------
Buyer a certificate dated as of the Closing Date and duly executed on behalf of the Sellers by an authorized officer of each of the Sellers to the effect that the conditions set forth in Sections 8.1 and 8.2 above have been satisfied.

          8.4  Absence of Litigation; No Violation of Statutes, etc.  No
               ----------------------------------------------------
statute, rule, regulation, order, stay, injunction or decree shall have been promulgated, enacted, entered or enforced, and no investigation or inquiry shall be pending or, to the knowledge of the Buyer, threatened against the Sellers or the Buyer, by any Governmental Authority, including, but not limited to, Governmental Authorities with jurisdiction over antitrust matters, which would prevent or make illegal the consummation of the transactions contemplated hereby, which would impose additional conditions on the Parties hereto in order to consummate the transactions contemplated hereby, or which could have a Material Adverse Effect on the Acquired Assets, the Inventory or the Business.

          8.5  Approval by the Board of Directors of the Sellers.  This
               -------------------------------------------------
Agreement and all transactions contemplated hereunder shall have been approved by the board of directors and the stockholders, if required by law or otherwise sought by the Sellers, of each of the Sellers, and the Buyer shall have received from each of the Sellers a certificate dated as of the Closing Date evidencing such approvals.

          8.6  Governmental Approvals and Third Party Consents.  On or prior to
               -----------------------------------------------
the Closing Date, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and all Consents and Governmental Approvals required to be obtained by the Sellers, as a condition to the lawful consummation of the transactions contemplated hereby shall have been obtained, including, but not limited to, any and all Consents required under any Contract that any Seller is a party to, and the Buyer shall have received copies of each such Consents and Governmental Approvals in form and substance reasonably satisfactory to the Buyer. No such required Consent or Governmental Approval shall have been withdrawn or suspended as of the Closing Date.

          8.7  Other Agreements.  On or prior to the Closing Date, the following
               ----------------
agreements shall have been executed and delivered by the Parties thereto:

                  (A) A two (2) year supply and distribution agreement, between Buyer and the Partnership providing for (i) the distribution by the Sellers of all wireless communications equipment and related accessories and materials purchased, including paging equipment, from the Seller or third parties to the Sam's Club Locations, (ii) the right, but not the obligation, of Buyer to purchase certain cellular telephone equipment from the Sellers and (iii) the exclusive obligation of the Buyer to purchase certain cellular telephone accessories from the Sellers [REDACTED]; provided, however, that the Buyer shall
                                         -----------------
have the right to terminate the agreement at any time after 18 months if any of the Sellers violate the terms of the Non-Competition Agreement as though such agreement was still in force (the "Distribution Agreement"). The Distribution Agreement also shall provide that (i) at least twenty (20) days before offering any non OEM accessories for sale, and at least twenty (20) days before changing from one style or manufacturer to another, the Partnership must ship at least three random pieces to the Buyer for a ten day technical and quality evaluation, (ii) Cellstar shall replace equipment which fails to meet the Buyer's reasonable performance standards with equipment that does conform, within thirty (30) days of notification, (iii) Cellstar will offer a two year warranty on all non-OEM batteries and a competitive warranty on all other non-OEM accessories, and (iv) weekly inventory reporting on a per Sam's Club basis for all products shipped by the Partnership under the Distribution Agreement.

                  (B)  The Non-Competition Agreement;

                  (C) The National License Agreement with Sam's Club for the retail operation of the kiosks in the Sam's Club Locations and the sale of wireless telecommunications services in the kiosks, including, but not limited to, cellular and PCS service (the "Sam's Club Agreement");

                  (D) The sublease agreement for the Commercial Lease Agreement, dated February 2, 1995, between National Auto Center, Inc. and Ishida Texas, Inc., pursuant to which the Buyer shall sublease the premises covered by the Commercial Lease Agreement until

CONFIDENTIAL
------------
Brackets ([/]) indicate confidential portions omitted and filed separately with the Commission.

         December 31, 1997 (the "Sublease Agreement"), which agreement shall be in substantially in the form attached hereto as Exhibit D, and the
                                                         ---------
         Buyer carve out of the sublease, a portion of the leased premises for use by certain of Seller's paging personnel;

               (E) A six (6) month interim services and support agreement between the Sellers and the Buyer for the provision of the following services at the Sellers' actual cost (including overhead costs): (i) system support for the Microstep point-of-sale system; (ii) support from JD Edwards system for outsourcing (including file extracts), purchase orders, receiving, inventory management and reporting (including the deployment of data as needed by the Business); (iii) technical support for (a) the Xcellenet system, (b) the computer equipment employed in the Business and (c) the Microstep point-of-sale system; (iv) any required transitional data processing, data entry support, accounting and minor reporting enhancements services; (v) use of the Seller's PBX equipment, and (vi) a license to the stylized versions of the marks "Communication Center" and "Communication Center Affiliates"(the "Interim Services Agreement"); and

               (F) Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit E.
                                  ---------
          8.8  Opinion of Counsel.  The Buyer shall have received from Sellers'
               ------------------
general counsel an opinion substantially in the form and substance attached hereto as Exhibit F.
          ---------

          8.9  Release of Liens.  The Sellers shall have obtained a release of
               ----------------
any Liens or Encumbrances, other than Permitted Liens, on the Acquired Assets and the Inventory and shall have provided the Buyer with evidence thereof, including UCC termination statements for all jurisdictions where financing statements have been filed in connection with such Liens or Encumbrances. All of the Acquired Assets and the Inventory shall be delivered on the Closing Dates free and clear of any Liens or Encumbrances, other than Permitted Liens.

          8.10  Activation Contracts. Buyer shall have negotiated the Purchase
                --------------------
Contracts or Activation Contracts to offer cellular services coverage to all of the Sam's Club Locations; provided, however, that the conditions of this Section
                          --------  -------
8.10 shall be deemed to be satisfied if (a) the Buyer has negotiated Purchase Contract or Activation Contracts with all but ten (10) of the Sam's Club Locations and Wal-Mart Stores, Inc. has agreed to the Buyer not providing cellular coverage in those locations, and (b) in the event that AT&T has not assigned to the Buyer AT&T Purchase Contract for the twenty-one (21) Sam's Club Locations located in Florida (the "AT&T Contract"), the Buyer and the Sellers shall have executed an option agreement (the "Option Agreement"), pursuant to which (i) the Seller's would continue to operate the twenty-one (21) Sam's Club Locations in Florida currently served by the AT&T Contract (the "AT&T Locations"), (ii) during the term, and subject to the provisions, of the AT&T Contract (A) the Seller's agree to use their Best Efforts to sell the Buyer's long distance and other services in the AT&T Locations, (B) subject to the consent of Wal-Mart Stores, Inc., the Buyer would grant the Sellers a sublicense under its Sam's Club Agreement pursuant to which the Seller's would operate the AT&T Locations, (C) the Sellers shall have the right to operate kiosks in any new Sam's Club Location in the Markets (as such term is defined in the AT&T Contract) and the Buyer shall have the right to any new kiosks in Sam's Club locations not in the Markets (as such term is defined in the AT&T Contract),
(D) an appropriate adjustment shall be made to the non-competition Agreement to allow the Seller's to operate the AT&T Locations at the expiration of the term of the AT&T Contract, and any new locations operated by the Sellers in accordance with the terms of subsection (C) above, pursuant to the terms of the AT&T contract, and (iii) not less than 90 days prior to the expiration of the current term of the AT&T Contract (January 15, 1998), the Buyer shall have the option to purchase the AT&T Locations at the expiration of the term of the AT&T Contract and any other Sam's Club Locations operated by the Seller's under the AT&T Contract, for a total purchase price of Twenty Thousand Dollars ($20,000) per Sam's Club Location; provided, however, that if the Buyer decides not to
                         --------  -------
exercise its right to purchase the Sam's Club Locations covered by the AT&T Contract at the expiration of the AT&T Contract, the sublicense shall automatically extend for the AT&T Locations for the term of the Sam's Club Agreement and shall be freely assignable by the Sellers without the consent of the Buyer.


          8.11  Employment Matters.  On or prior to the Closing Date at least
                ------------------
eighty percent (80%) of the Employees that the Buyer makes offers of employment to shall have accepted such offers of employment (the "Business Employees").



         ARTICLE 9 -- CONDITIONS TO OBLIGATIONS OF THE SELLERS TO CLOSE

          Except as may be waived by the Sellers in writing, the obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

          9.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Buyer contained in this Agreement were true and complete when made, and (unless made as of a specified date) shall be true and complete on and as of the Closing Date as though such representations and warranties were made on and as of such date.

          9.2  Compliance with Agreement.  On and as of the Closing Date, the
               -------------------------
Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by the Buyer prior to or on the Closing Date.

          9.3  Officer's Certificates.  The Buyer shall have delivered to the
               ----------------------
Seller a certificate dated as of the Closing Date and duly executed on behalf of the Buyer by any authorized officer of the Buyer with respect to the effect that the conditions set forth Sections 9.1 and 9.2 above have been satisfied.

          9.4  Absence of Litigation; No Violation of Statutes, etc.  No
               -----------------------------------------------------
statute, rule, regulation, order, stay, injunction or decree shall have been promulgated, enacted, entered or enforced, and no investigation or inquiry shall be pending or, to the knowledge of the Sellers, threatened against the Sellers or the Buyer, by any Governmental Authority, including, but not limited to, Governmental Authorities with jurisdiction over antitrust matters, which would prevent or make illegal the consummation of the transactions contemplated hereby, or which would impose additional conditions on the parties hereto in order to consummate the transactions contemplated hereby.

          9.5  Approval by the Board of Directors of the Buyer.  This Agreement
               -----------------------------------------------
and all transactions contemplated hereunder shall have been approved by the board of directors and the stockholders, if required by law or otherwise sought by the Buyer, of the Buyer, and the Sellers shall have received from the Buyer a certificate dated as of the Closing Date evidencing such approvals.

          9.6  Governmental Approvals and Third Party Consents.  On or prior to
               -----------------------------------------------
the Closing Date, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and all Consents required to be obtained by the Buyers, as a condition to the lawful consummation of the transactions contemplated hereby shall have been obtained, and the Sellers shall have received copies of each such Consent in form and substance satisfactory to the Sellers. No such required Consents shall have been withdrawn or suspended as of the Closing Date.

          9.7  Other Agreements.  On or prior to the Closing Date, the following
               ----------------
agreements shall have been executed and delivered by the Parties thereto:

               (A)  The Distribution Agreement;

               (B)  The Interim Services Agreement;

               (C)  The Sublease Agreement;

CONFIDENTIAL

               (D)  The Assignment and Assumption Agreement;and

               (E) The termination and release from liability under the terms of the National License Agreement between the Sellers and Sam's.

          9.8 Payment of the Purchase Price. On the Closing Date, the Buyer
              -----------------------------
shall deliver the Purchase Price to the Sellers.



                         ARTICLE 10 -- INDEMNIFICATION

          10.1  Indemnification.
                ---------------

               (A) Following Closing, the Sellers (jointly and severally) agree to indemnify and hold harmless the Buyer and any director, officer, employee and agent of the Buyer (as applicable, individually or collectively "Buyer Group") from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs and expenses, including without limitation, interest, penalties, consequential damages and reasonable fees of attorneys, accountants and other experts, disbursements and expenses (collectively, "Damages"), arising out of, by reason of, or in connection with:

                   (1) any Legal Proceeding arising out of or in connection with any transaction or event involving the operation or ownership of the Business or any of the Acquired Assets or the Inventory, including without limitation any Legal Proceeding relating to employment matters, which arose, occurred or is attributable to acts, circumstances, omissions, conditions or events existing on or prior to the Closing Date, or

                   (2) a breach or inaccuracy of any covenants, agreements, representations or warranties made by the Sellers under this Agreement;

                   (3) the bulk sales law as effective as of the Closing Date in the applicable jurisdiction;

                   (4) all Taxes imposed on the Business, the Acquired Assets or the Inventory, the Assumed Liabilities or the Buyer or any Affiliate thereof as a result of operations relating to the Business conducted prior to the Closing Date including Damages incurred in the contest in good faith by appropriate proceedings of the imposition, assessment or assertion of any such Taxes and including any property taxes on the Acquired Assets or the Inventory for the tax year that includes the Closing Date;

CONFIDENTIAL

                   (5) any Liabilities with respect to an Employee's or former Employee's employment with the Sellers, including all Liabilities and obligations relating to the Employee's or former Employee's compensation or benefits, whether under any Plan, contract or otherwise, which shall include, but shall not be limited to, the items enumerated in clauses (i) through (iv) of the first sentence of this Section as well as any and all liabilities associated with the Sellers' termination of the employment of such Employees; and

                   (6) any failure to comply with the continuation health care coverage requirements of Section 4980B of the Code and sections 601 through 608 of ERISA which failure occurred with respect to any Employee or former Employee or any qualified beneficiary of such Employee or former Employee (as defined in Section 4980B(g)(1) of the Code) on or prior to the Closing Date.

               (B) Following the Closing, the Buyer agrees to indemnify and hold harmless each of the Sellers and any director, officer, employee and agent of such Seller (as applicable, individually or collectively "Seller Group") from and against any and all Damages arising out of, by reason of, or in connection with:

                   (1) any Legal Proceeding arising out of or in connection with any transaction or event involving the operation or ownership of the Business or any of the Acquired Assets or Inventory, including without limitation any Purchased Contracts or Legal Proceeding relating to employment matters, which arose, occurred or is attributable to acts, circumstances, omissions, conditions or events existing subsequent to the Closing Date;

                   (2) a breach or inaccuracy of any covenants, agreements, representations or warranties made by the Buyer under this Agreement; and

                   (3) all Taxes imposed on the Business, the Acquired Assets or the Inventory, the Assumed Liabilities of the Sellers or any Affiliate thereof as a result of operations relating to the Business conducted subsequent to the Closing Date including Damages incurred in the contest in good faith by appropriate proceedings of the imposition, assessment or assertion of any such Taxes but not including any property taxes on the Acquired Assets or the Inventory for the tax year that includes the Closing Date; or

                   (4) any Liabilities with respect to a Business Employee employment with the Buyer, including all Liabilities and obligations relating to the Business Employee compensation or benefits, whether under any Plan, contract or otherwise, including any and all liabilities associated with the Buyer's termination of the employment of such Business Employees.

CONFIDENTIAL

               (C) Except as set forth in this Article 10, in no event shall either Party be liable to the other for any special, incidental, or consequential damages including lost profits whether or not such damages were foreseeable. The Parties hereby agree to use their Best Efforts to mitigate any Damages for which they may seek indemnity under this Article 10.

               (D) No Indemnified Party (as defined below) shall be entitled to indemnification pursuant to this Article 10 unless and until the amount of Damages due with respect to such claims exceeds, in the aggregate, Fifty Thousand Dollars ($50,000) (the "Basket Amount"), whereupon all amounts then or thereafter due (including, but not limited to, the Basket Amount) shall be payable; provided, however,
                                                           --------  -------
          that any indemnification arising under Section 10.1(A)(3) hereof shall not be subject to the Basket Amount and the Indemnified Party thereunder shall be entitled to indemnification pursuant to this
          Article 10 for any and all amount of Damages due with respect to such claims; provided, further, that the indemnity provided by each of the Parties pursuant to this Article 10 shall be limited to the Purchase Price.

          10.2  Procedure.  Any claim for Damages hereunder shall be made in
                ---------
writing (a "Claim") to the Buyer or the Sellers, as the case may be. Such writing shall be delivered pursuant to the notice provision of this Agreement and shall set forth the cause of action, or assert or allege the obligation specifically covered by such claim, action, suit or similar matter. Subsequent to the date of receipt of a Claim, the Party receiving such notice (the "Indemnifying Party") shall (i) reimburse in cash (or pay on behalf of) the Buyer Group or the Seller Group, as the case may be (the "Indemnified Party") any Damages incurred (or which would otherwise be incurred) by the Indemnified Party within ten (10) days of the indemnified party's delivery of any bills, receipts, statements or other evidence of Damages, or (ii) give written notice to the Indemnified Party that it contests such claim. If the Indemnifying Party contests such claim in good faith (a "Disputed Claim"), then the Indemnified Party and Indemnifying Party will proceed in good faith to negotiate a resolution of such dispute, and if no resolution is reached within thirty (30) days after the receipt by the Indemnified Party of the notice contesting the Claim, the matter shall be resolved pursuant to Section 12.1 below.

          10.3  Third Party Claims.  The obligations and Liabilities of any of
                ------------------
the Parties to this Agreement under Section 10.1 hereof with respect to all items indemnified against in Section 10.1 and which are initiated by third parties (the "Third Party Claims") will be subject to the following terms and conditions:

               (A) Upon receipt of written notice of any Third Party Claim asserted against, resulting from, imposed upon or incurred by the Indemnified Party, the Indemnifying Party will undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party; provided, however,
                                                            --------  -------
          that the Indemnified Party shall have the right at its own expense to participate in the defense thereof and to employ counsel at its own expense to assist in such defense; and provided, further, that if the
                                                 --------  -------
          Indemnified Party has been advised in writing by such counsel that a conflict of interest exists between such Indemnified Party and the Indemnifying Party with respect to such Third Party

CONFIDENTIAL

          Claim, such Indemnified Party shall be entitled to select counsel of its own choosing, in which event the Indemnified Party shall be obligated to pay the reasonable fees and expenses of such counsel. In any such defense, the Indemnified Party shall have the right, but not the obligation, to assert any and all cross claims or counterclaims it may have. In case any Third Party Claim shall be instituted involving any Person in respect of which indemnity may sought pursuant to this
          Article 10, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such proceeding. No indemnification provided for in Section 10.1 above shall be available to any Person who shall fail to promptly give notice of a Third Party Claim as provided in the immediately preceding sentence if the Person to whom such notice was not given was unaware of the Third Party Claim to which such notice would have related and was materially prejudiced by the failure to receive such notice.

               (B) If within a reasonable time after written notice of any Third Party Claim, the Indemnifying Party fails to defend the Indemnified Party against whom such Third Party Claim has been asserted or shall fail to diligently prosecute such defense or compromise such claim, the Indemnified Party will have the right, with counsel of its own choice, at the Indemnifying Party's expense, to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and at the risk of the Indemnifying Party.

               (C) Nothing in this Section 10.3 to the contrary, the Indemnifying Party will not, without the prior written consent of each Indemnified Party against whom a Third Party Claim is asserted, settle or compromise, any claim or consent to the entry of any judgment relating to any such Third Party Claim, unless such settlement, compromise or judgment includes as an unconditional term thereof the giving by the claimant or the plaintiff to each Indemnified Party against whom a Third Party Claim is asserted, a release from all Liabilities in respect of such Third Party Claim and does not result in the imposition on the Indemnified Party of any remedy other than monetary damages up to the amount to be paid with respect to such claim by the Indemnifying Party pursuant to Section 10.1.

               (D) The Indemnifying Party will, at its expense, provide each Indemnified Party against whom a Third Party Claim is asserted with reasonable access to all records and documents of the Indemnifying Party relating to any Third Party Claim. The Indemnified Party, at the expense of the Indemnifying Party, will provide the Indemnifying Party with reasonable access to all records and documents of the Indemnified Party relating to any Third Party Claim.



                    ARTICLE 11 -- TERMINATION AND SURVIVAL


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                                       45

          11.1  Termination.  This Agreement may be terminated and the
                -----------
transactions contemplated hereby may be abandoned:

               (A) at any time before the Closing by mutual written agreement of the Seller and the Buyer;

               (B) by either the Sellers, on the one hand, or the Buyer, on the other hand, if, without the fault of such terminating Party, the Closing shall not have taken place prior to October 31, 1996; or

               (C) by the Sellers, on the one hand, or the Buyer, on the other hand, if any court of competent jurisdiction in the United States shall have issued an order, stay, injunction or decree preventing the transactions contemplated by this Agreement, and such order, stay, injunction or decree shall have become final and non-appealable.

          11.2  Effect of Termination.  If this Agreement is validly terminated
                ---------------------
pursuant to Section 11.1, this Agreement will forthwith become null and void, and there will be no Liability or obligation on the part of the Sellers or the Buyer (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to arbitration and expenses in Sections 12.1 and 12.4, respectively, will continue to apply following any such termination and that such termination shall not constitute a waiver or bar by any Party of any rights or remedies at law or in equity they may have for damages caused by reason of a breach of this Agreement by the other Party. In addition, termination of this Agreement for any reason shall not terminate the obligations of the Parties under Section 6.9, which obligations shall continue for a period of three (3) years after such termination.

          11.3  Survival.  All of the representations and warranties set forth
                --------
herein shall survive the Closing without limitation. All covenants and agreements set forth herein shall survive the Closing Date and shall continue until the latter of (i) the performance, satisfaction or termination, each in accordance with their terms, of such covenants and agreements, or (ii) three (3) years from the Closing Date. Any right of indemnification provided for herein shall survive for a period of three (3) years from the Closing Date, except for indemnification with respect to tax matters in Section 4.10 (without regard to the exceptions provided therein), which shall survive until the expiration of the applicable statute of limitation period. Notwithstanding the foregoing or the provisions of Article 10, if any claim or other matter is attributable to any fraud or intentional deceit on the part of any Seller, on the one hand, or the Buyer, on the other hand, as the case may be, then the indemnification provided herein shall survive for the duration of the applicable statute of limitations.


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

                          ARTICLE 12 -- MISCELLANEOUS

          12.1  Arbitration.  Without prejudice to any Party's right to seek
                -----------
equitable relief (including, but not limited to, injunction) from a court, any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. The Parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages.
The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

          12.2  Notices.  All notices, requests, demands, or other
                -------
communications required or permitted hereunder shall be in writing, shall be deemed delivered (i) on the date of delivery when delivered by hand, (ii) on the date of transmission when sent by telex, electronic mail or facsimile transmission during normal business hours with telephone confirmation of receipt, (iii) one (1) day after dispatch when sent by overnight courier maintaining records of receipt, or (iv) three (3) days after dispatch when sent by registered mail, postage prepaid, return-receipt requested, all addressed as follows (or at such other addresses as shall be given in writing by either Party to the other):

               If to the Buyer:
                                 MCI Telecommunications Corporation
                                 1200 S. Hayes Street
                                 Arlington, VA 22202
                                 Attn: Terry Macko
                                       Vice President
                                 Fax:  (703) 415-6789

               with a copy to:
                                 MCI Telecommunications Corporation
                                 1801 Pennsylvania Avenue, N.W.
                                 Washington, D.C. 20006
                                 Attn: General Counsel
                                 Fax:  (202) 887-2047


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                                       47

               If to the Sellers:
                                 CellStar Corporation
                                 National Auto Center, Inc.
                                 CellStar, Ltd.
                                 1730 Briercroft Court
                                 Carrollton, TX 75006
                                 Attn: Alan H. Goldfield
                                       Chairman and CEO
                                 Fax:  (214) 466-0288

               with a copy to:
                                 Attn: General Counsel
                                 Fax: (214) 466-0288

               with an additional copy to:
                                 Attn: Chief Financial Officer
                                 Fax: (214) 466-0288

          12.3  Entire Agreement.  This Agreement (including the Schedules and
                ----------------
Exhibits hereto) supersedes the Letter of Intent, effective August 6, 1996, the Confidential Disclosure Agreement, dated February 23, 1996, between the Parent and MCI Communications Corporation and all other prior discussions and agreements between the Parties with respect to the subject matter hereof, and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof and thereof.

          12.4  Expenses.  Except as otherwise expressly provided in this
                --------
Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

          12.5  Waiver.  Any term or condition of this Agreement may be waived
                ------
at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          12.6  Amendment.  This Agreement may be amended, supplemented or
                ---------
modified only by a written instrument duly executed by or on behalf of each Party hereto.

          12.7  No Third Party Beneficiary.  The terms and provisions of this
                --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective permitted successors or assigns, and

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                                       48
it is not the intention of the Parties to confer third-party beneficiary rights upon any other person other than any person entitled to indemnity under this Agreement.

          12.8  No Assignment, Binding Effect.  Neither this Agreement nor any
                -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except (i) for assignments and transfers by operation of law, and (ii) that the Buyer may assign any or all of its rights, interests and obligations hereunder to an Affiliate of the Buyer with the consent of the Parent, which consent shall not unreasonably be withheld. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective permitted successors and assigns.

          12.9  Headings.  The headings used in this Agreement have been
                --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          12.10  Schedules, Exhibits and Other Agreements.  The Schedules,
                 ----------------------------------------
Exhibits, and other agreements specifically referred to in and delivered pursuant to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

          12.11  Severability.  In the event that any provision of this
                 ------------
Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and this Agreement shall be construed as if such provision or clause had never been contained in this Agreement, and there shall be deemed substituted therefor such other provisions or clauses as will most nearly accomplish the intent of the Parties expressed therein to the fullest extent permitted by law.

          12.12  Governing Law.  Except as provided in Section 12.1, this
                 -------------
Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

          12.13  Counterparts.  The Agreement may be executed in counterparts,
                 ------------
each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          12.14  Specific Performance.  The Buyer and the Sellers recognize that
                 --------------------
any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

          12.15  Construction of Certain Terms and Phrases.  Unless the content
                 -----------------------------------------
of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) "knowledge", as used with respect to the representations and warranties of this Agreement, means and includes: (a) actual

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                                       49
knowledge (which shall be the actual knowledge of any of the officers and directors of the entity whose knowledge is referred to ins such representations and warranties) and (b) that knowledge which a prudent business person should have obtained in the management of his business; and (iv) whenever this Agreement refers to a number of days, such number shall refer to calendar days.

          12.16  Bulk Sales Laws.  The Parties hereto waive compliance with the
                 ---------------
"bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where the Sellers own Acquired Assets to be conveyed to the Buyer hereunder and any other "bulk sales" law of any jurisdiction that is applicable to the transactions contemplated hereby.



             [The Remainder of This Page Intentionally Left Blank]



CONFIDENTIAL                           50

          IN WITNESS WHEREOF, the Parties hereto have entered into this Asset Purchase Agreement as of the date first hereinabove written.



BUYER:                                 SELLERS:

MCI TELECOMMUNICATIONS                 NATIONAL AUTO CENTER, INC.
CORPORATION


By:  /s/ Wayne Huyard                  By:  /s/ Richard M. Gozia
     ------------------------------         -----------------------------------
Name:    Wayne Huyard                  Name:    Richard M. Gozia
      -----------------------------          ----------------------------------
Title:  President, Mass Markets        Title:  Executive Vice President
       ----------------------------           ---------------------------------


                                       CELLSTAR LTD.

                                       By: National Auto Center, Inc.,
                                           Its General Partner

                                       By:  /s/ Richard M. Gozia
                                            -----------------------------------
                                       Name:    Richard M. Gozia
                                             ----------------------------------
                                       Title:  Executive Vice President
                                              ---------------------------------


                                       CELLSTAR CORPORATION


                                       By:  /s/ Richard M. Gozia
                                            -----------------------------------
                                       Name:    Richard M. Gozia
                                             ----------------------------------
                                       Title:  Executive Vice President
                                              ---------------------------------




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